As filed with the Securities and Exchange Commission on July 5, 2018

Registration No. 333-225847

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of other jurisdiction of incorporation)

7372

Primary Standard Industrial Classification Code Number

99-0370904

I.R.S. Employer Identification Number

505 Montgomery Street, 11th Floor

San Francisco, CA 94111

415-200-1105

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenda Dowie

Chief Executive Officer

505 Montgomery Street, 11th Floor

San Francisco, CA 94111

415-200-1105

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick C. Bauman

Bauman & Associates Law Firm

6440 Sky Pointe Dr., Ste. 140-149

Las Vegas, NV 89131

702-533-8372

(COVER CONTINUES ON FOLLOWING PAGE)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Non-accelerated filer	[ ]

Accelerated filer	[ ]	Smaller reporting company	[X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [   ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Offering Price per Share (2)	Proposed Aggregate Maximum Offering Price	Amount of Registration Fee (3)
Common stock, $.0001 par value	65,000,000	$.01	$650,000	$80.93

(1) Represents shares of our common stock being registered for resale that have been issued or will be issued to the sole Selling Stockholder named in the registration statement.

(2) Price per share is fixed for the duration of the offering.

(3) Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 8, 2018

APT SYSTEMS, INC.

65,000,000 Shares of Common Stock

Offered by Selling Stockholder

This prospectus relates to the resale from time to time by the selling shareholder identified herein of up to an aggregate of 65,000,000 shares of common stock consisting of:

a)5,000,000 shares of common stock owned by Triton Funds LP (“Triton”). These shares were previously donated to Triton as approved by our CEO, Glenda Dowie;

b)Up to 60,000,000 shares of our common stock to be purchased by Triton under the Equity Purchase Agreement (the “EPA”) dated April 9, 2018 between Triton and APT Systems, Inc. (“APT” or the “Company”).

Triton is deemed an underwriter as defined in the Securities Act of 1933, as amended.

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 9 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is quoted on the OTC Pink under the symbol “APTY”. The last reported sale price of our common stock on the OTC Pink on June 8, 2018, was $0.0070 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2018

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire offering carefully, especially the sections entitled “Risk Factors” beginning on page 8 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 22, as well our financial statements and related notes included elsewhere in this prospectus.

As used in this prospectus, references to “the Company,” “APT”, “we”, “our,” “ours” and “us” refer to APT Systems, Inc., and its subsidiaries, unless otherwise indicated.

Company Overview

APT Systems, Inc. was incorporated in the State of Delaware on October 29, 2010. APT is a Fintech company that specializes in the creation of innovative platforms. We are focusing on the mobile device market where we intend to develop trading systems and publish custom technical analysis indicators for in-house use and licensing to third parties. In order to advance itself, APT Systems recently published KenCharts for the handheld market to test its mobile development choices and business plan. We are focusing our early attention on the charting software we own and rewriting the code to provide a native chart app for both iOS and Android platforms. This charting tool and the charts that it produces can be configured to the user’s preferred view such as a line chart or candlestick, and the user is able to adjust the chart indicators and intervals as desired. We plan to utilize delayed time feed initially and later, real time data networks for our subscription revenue model. Along with great graphic techniques, we will provide solutions that can speak to the mobile needs demanded by the next generation of equity and commodity traders. However, these tools can be invigorated with leading edge gaming graphics and networking technology to become fully interactive trading-assistance software.

We work to identify prospective acquisition opportunities with existing cash flow and then continue with due diligence efforts that will and do include testing software performance. We expected negotiations to result in purchases in the first and second quarters.

The Company has not as yet generated significant sales revenues as its key products are still under development but our first charting app was released in this fourth quarter. Start-up operations to date have consisted of the formation of the Company, development of its business plan, identification of its target market, naming its trading software Intuitrader, incorporating subsidiaries and expanded research towards the development of its platform software. However, the company was able to engage in selling advertising in apps, eBook sales, and testing its trading strategies in a limited fashion that all contributed minimal revenues.

In our last third quarter, the company launched a wholly owned Delaware subsidiary named Snapt Games, Inc. on August 4, 2017. Management admires graphic techniques used in the gaming industry and wants to selectively introduce these to its charting tools and trading platforms. The company acquired its first game app for $3,500, rebranded it Chick Chick Boom and then in September released the app worldwide in both Apple and Android app stores. In November, the company formally launched its second ‘swipe three’ game called Hogg Wild. The next game to be launched is Candy Chefs and will be out before this summer.

On September 1, 2017, the Company formed and incorporated a second wholly owned subsidiary named RCPS Management, Inc. in Colorado. This company will concentrate on the development of payment and escrow systems under the brand Verifundr. The technical documentation is completed and the company is ready to begin building this platform that will employ Blockchain to build its escrow contracts. The Company became a member of the Enterprise Ethereum Alliance last November.

As a Fintech company developing its platforms, APT services and products can later extend to include:

•Financial Software and Analytical Software Development

•Algorithmic Applied Technology

•Trading Platforms and Exchanges, Linked to User Brokerage Accounts

•Explore Smart Contracts using our Enterprise Ethereum Alliance membership

•Use Blockchain to develop platforms for cryptoassets based on ERC-20 protocols

The steps remaining for us to begin selling our products listed above are to finalize the programming and rewriting of the existing software used in our products, specifically our dimensional charting tools and trading platform, begin sales and marketing campaigns, contact prospective licensees, and deliver our products, which we expect to complete in less than 90 days after our initial contact with prospective licensees. Our app would be available to users on a subscription fee plan and we plan to grant licenses for our app to financial companies and brokerage firms for use by their employees and clients. The goal is to have our product used by both handheld (tablet and Smartphone application users) and web based clients.

Our mailing address is in an executive suite facility at 505 Montgomery Street, 11th Floor, San Francisco, CA 94111 which also provides office services, computer access and meeting space on demand. We consider this current executive office space arrangement adequate for our current operations and will reassess our needs annually based upon the future growth of the Company. Our fiscal year end is January 31st.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•being permitted to present two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•reduced disclosure about our executive compensation arrangements;

•exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Where You Can Find Us

The company website is www.aptsystemsinc.com. The contents of this website are not incorporated into this prospectus.

About This Offering

This prospectus covers the resale of 65,000,000 shares of common stock by the selling stockholder named herein.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Our business, operating results and financial condition could be harmed and the value of our stock could go down as a result of these risks. This means you could lose all or a part of your investment.

Risks Related to Our Business

We have an unproven business model and a limited operating history upon which an evaluation of our prospects can be made.

Our future operations are contingent upon generating revenues and raising capital for operations. Because we have a limited operating history, it is difficult to evaluate our business and future prospects and there are substantial risks, uncertainties, expenses and difficulties that we are subject to. There can be no assurance that at this time we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies. We cannot be certain that our business strategy will be successful or that we will successfully address the risks we face. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have a history of losses and can provide no assurance of our future operating results.

We incurred a net loss of $1,508,822 for the fiscal year ended January 31, 2018, which was an increase of $801,855, or 113%, as compared to the net loss for the fiscal year ended January 31, 2017 of $706,967.

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended January 31, 2018 and 2017, include an explanatory paragraph that such financial statements were prepared assuming that we would continue as a going concern. As discussed in Note 2 to the financial statements for the years ended January 31, 2018 and 2017, included with this prospectus, because of our lack of revenue and capital deficiency there is substantial doubt about the Company’s ability to continue as a going concern. The consolidated and audited financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to continue as a going concern, shareholders may lose their entire investments.

We will need to raise additional capital to fund our business.

We will need to raise additional capital to fund our operations and meet capital expenditures. We estimate our planned development and overhead costs for the next 12 months are $600,000, and we believe we need to raise $3 Million to adequately fund a 3 year plan. Any additional equity financing raised may involve substantial dilution to the existing shareholders.

We expect to depend on the stability and availability of our information technology systems.

We expect to rely on information technology in all aspects of our business. A significant disruption or failure of our information technology systems could result in service interruptions, revenue collection disruptions, safety failures, security violations, regulatory compliance failures and the inability to protect corporate information assets against intruders or other operational difficulties. Although we anticipate taking steps to mitigate these risks, a significant disruption could adversely affect our results of operations, financial condition or liquidity. Additionally, if we are unable to acquire or implement new technology, we may suffer a competitive disadvantage, which could also have an adverse effect on our results of operations, financial condition or liquidity.

The unavailability of qualified personnel in the future could adversely affect our operations.

Changes in demographics, and the unavailability of qualified personnel could negatively impact our future ability to meet demand for our services. Recruiting and retaining qualified personnel, particularly those with expertise in the Fintech industry, will be vital to our future operations. Unpredictable increases in demand for services may exacerbate the risk of not having sufficient numbers of trained personnel, which could have a negative impact on operational efficiency, customer service and otherwise have a material adverse effect on our operating results, financial condition or liquidity.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with a minimal number of contract employees. With the start of our planned principal activities, we expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

The loss of any of our executive officers, directors or key personnel would likely have an adverse effect on our business.

Our future success will depend to a significant extent on the continued services of our senior management and other key personnel, particularly Glenda Dowie. The loss of the services of Ms. Dowie or other key employees or directors would also likely have an adverse effect on our operations.

The company cannot predict when or if it will produce revenues from its platforms which could result in a total loss of investment if it is unsuccessful in its business plan and delivery.

The Company has generated nominal revenues from operations. In order for it to continue with its plans and open the business, it must raise capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that it will generate revenues or that revenues will be sufficient to maintain its business. As a result, one could lose all of one’s investment if purchasing shares in this offering and Company is not successful in its proposed business plans.

Commencement and development of operations will depend on the acceptance of its proposed business services and platforms. If the Company products are not deemed desirable and suitable for purchase and it cannot establish a loyal customer base, it may not be able to generate sufficient revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company proprietary stock trading tools, platforms, payment systems and visualization solutions for the financial markets is critically important to its success. The Company cannot be certain that the products that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected.

Demand for products which it intends to sell depends on many factors, including:

•the number of smartphones purchased each year including iPhones, Androids and other devices shall continue to increase and be accessible for third party apps.

•the developer licensing agreement with Apple Inc. and Google continues to remain in good standing with no substantial policy changes made by them to affect deliverability of app products.

•the economy, and in periods of rapidly declining economic conditions, customers may defer smartphone upgrades and purchases or may disconnect active services for communication.

•the competitive environment in the app sector that may force it to reduce prices below its desired pricing level or increase promotional spending.

•the ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products and payment products in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

•the ability to establish, maintain and eventually grow market share in a competitive environment.

•delivery of its information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

•restrictions on access to North American stock markets and data, and other financial centers.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

The trading and brokerage software industry is highly competitive.

This Company expects to compete against a number of large well-established financial companies with greater name recognition, a more comprehensive offering of trading platforms and exchanges, and with substantially larger resources than the Company’s, including financial and marketing. In addition to these well-established competitors there are some smaller companies that have developed and are marketing their financial products. There can be no assurance that it can compete successfully in this North American market. If it cannot successfully compete in this highly competitive app development business, it may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.

Successful implementation of its business strategy depends on factors specific to stock trading platforms and the state of the financial industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•The competitive environment in the app sector that may force us to reduce prices below the optimal pricing level or increase promotional spending;

•Its ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner; and

•Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues.

Since it has no copyright protection, unauthorized persons may attempt to copy aspects of its business, including its product design or functionality, services or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company’s proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations. As a result, an investor could lose his or her entire investment.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations.

The Company intends to promote and sell its products internationally by virtue of the global access to apps and the North American stock exchanges, and we expect to have customers located in several countries. The Company international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

•new and different legal and regulatory requirements in local jurisdictions;

•potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;

•risk of nationalization of private enterprises by foreign governments;

•legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and

•local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

It may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since its services will be available over the Internet in foreign countries and the Company will have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The company operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or “FCPA,” which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected.

In addition, the Company ability to attract and retain customers may be adversely affected if the reputations of the financial app industry, online brokers as a whole or if particular service providers knowingly relay faulty data. The perception of untrustworthiness within the stock trading industry or of financial apps could materially adversely affect its ability to attract and retain customers.

Failure of third-party systems or third-party service and software providers upon which we rely upon could adversely affect our business.

The Company will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet and wireless service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If its arrangement with any third party is terminated, it may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on its business, financial condition, results of operations and cash flows.

The company hosts its platform and serves all of its customers from its network servers, which will be located at various data center facilities within Canada and the United States. Problems faced by the Company data center locations or with the telecommunications network providers with whom it may contract could adversely affect the experience of its customers. If its data centers are unable to keep up with its growing needs for capacity or close without adequate notice, this could have an adverse effect on the Company business. Any changes in third-party service levels at its data centers or any errors, defects, disruptions, or other performance problems with its services could harm the Company reputation and adversely affect the performance of its platform. Interruptions in its services might reduce its sales revenues, subject it to potential liability and thereby adversely affect its business, financial condition, results of operations and cash flows.

A disruption in online service would cease or suspend service

The Company cannot guarantee that its apps, platforms or trading tools will operate without interruption or error. The Company is bound only by a best efforts obligation as regards the operation and continuity of service. Although it is not to be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of its products and services, disruption of its online service would adversely affect its business, financial conditions, results of operations and cash flows.

Downturns in the economy could adversely affect demand for our future services.

Significant, extended negative changes in domestic and global economic conditions that impact future customers transported by us and may have an adverse effect on our operating results, financial condition or liquidity. Declines in economic growth and the United States travel industry all could result in reduced revenues.

Negative changes in general economic conditions could lead to disruptions in the credit markets, increase credit risks and could adversely affect our financial condition or liquidity.

Challenging economic conditions may not only affect future revenues due to reduced demand for many goods and services, but could result in payment delays and increased credit risk. Economic slowdowns and related credit market disruptions may adversely affect our cost structure, our timely access to capital to meet financing needs and costs of its financings.

Risks Related to Our Common Stock

A large percentage of our stock is owned by relatively few people, including officers and directors.

As of January 31, 2018, our officers and directors beneficially owned approximately 33% of our outstanding common stock and 100% of our series A preferred stock. If you purchase shares, you may be subject to certain risks due to the concentrated ownership of our common stock. For example, these stockholders could, if they were to act together, affect the outcome of stockholder votes, which could, among other things, affect elections of directors, delay or prevent a change in control or other transaction that might be beneficial to you as a stockholder.

We have not paid dividends on common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock would depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the OTC Pink under the symbol “APTY”. There is a limited trading market for our common stock. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock, which may adversely affect the market price of our common stock. A limited market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or assets by using common stock as consideration. There can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market for our common stock is highly volatile. The trading price of our common stock on the OTC Pink is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to us could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to this prospectus or Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our common stock pursuant to this prospectus or Rule 144 may have a material adverse effect on the market price of our common stock. Such shares may include shares issuable pursuant to convertible debt. As of January 31, 2018, there are 295,565,266 shares of our common stock issuable upon conversion of outstanding convertible debt.

Our common stock may be considered a “penny stock” and is subject to additional sale and trading regulations that may make it more difficult to buy or sell.

We anticipate that our common stock may be considered to be a “penny stock” and securities broker-dealers participating in sales of common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if our common stock is considered a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We have not yet assessed the effectiveness of our disclosure controls and procedures, or our internal control over financing reporting. If we are unable to favorably assess the effectiveness of our disclosure controls or our internal control over financial reporting, our stock price could be adversely affected.

We have not yet assessed the effectiveness of our disclosure controls and procedures, or our internal control over financial reporting. Following the effectiveness of the registration statement of which this prospectus forms a part, our management will be required to report on the effectiveness of our disclosure controls and procedures in each of our quarterly reports, and our internal control over financial reporting in each of our annual reports. Our management will need to provide a report on our internal control over financial reporting commencing with our first annual report after we have been required to file an annual report with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year, which we anticipate will be our annual report for the year ended January 31, 2018. We may not be able to favorably assess the effectiveness of our disclosure controls and procedures or our internal control over financial reporting. If this occurs, investor confidence and our stock price could be adversely affected.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards, and we have elected to take advantage of this extended transition period. In other words, as an emerging growth company, we have elected to take advantage of the provision of the JOBS Act allowing us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We are also currently able to take advantage of certain of these exemptions as a smaller reporting company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.0 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder. We have agreed to bear the certain expenses relating to the registration of the shares for the selling security holders. We anticipate receiving proceeds from any “puts” tendered to Triton under the EPA. Proceeds will be used for General Operating Expenses and Working Capital.

SELLING STOCKHOLDER

This prospectus relates to the sale from time to time by the selling shareholder identified herein of up to an aggregate of 65,000,000 shares of common stock consisting of:

a)5,000,000 shares of common stock owned by Triton Funds LP (“Triton”). These shares were previously donated to Triton in agreement with our CEO, Glenda Dowie and acknowledged;

b)Up to 60,000,000 shares of our common stock to be purchased by Triton under the Equity Purchased Agreement (the “EPA”) dated April 9, 2018 between Triton and APT Systems, Inc. (“APT” or the “Company”).

Triton is deemed an underwriter as defined in the Securities Act of 1933, as amended.

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The shares of common stock referred to above are being registered to permit public sales of the shares of Common Stock, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered in this prospectus. The selling stockholders has had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of its acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 317,724,086 shares of common stock outstanding as of April 30, 2018.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Triton Funds LP	5,000,000	60,000,000	65,000,000	20.5%

(1)Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholder after completion of this offering or otherwise.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stock stockholders upon the termination of the offering.

DESCRIPTION OF BUSINESS

APT Systems, Inc. was incorporated in the State of Delaware on October 29, 2010. APT is a Fintech company that specializes in the creation of innovative platforms. We are focusing on the mobile device market where we intend to develop trading systems and publish custom technical analysis indicators for in-house use and licensing to third parties. In order to advance itself, APT Systems recently published KenCharts for the handheld market to test its mobile development choices and business plan. We are focusing our early attention on the charting software we own and rewriting the code to provide a native chart app for both iOS and Android platforms. This charting tool and the charts that it produces can be configured to the user’s preferred view such as a line chart or candlestick, and the user is able to adjust the chart indicators and intervals as desired. We plan to utilize delayed time feed initially and later, real time data networks for our subscription revenue model. Along with great graphic techniques, we will provide solutions that can speak to the mobile needs demanded by the next generation of equity and commodity traders. However, these tools can be invigorated with leading edge gaming graphics and networking technology to become fully interactive trading-assistance software.

We work to identify prospective acquisition opportunities with existing cash flow and then continue with due diligence efforts that will and do include testing software performance. We expected negotiations to result in purchases in the first and second quarters.

The Company has not as yet generated significant sales revenues as its key products are still under development but our first charting app was released in this fourth quarter. Start-up operations to date have consisted of the formation of the Company, development of its business plan, identification of its target market, naming its trading software Intuitrader, incorporating subsidiaries and expanded research towards the development of its platform software. However, the company was able to engage in selling advertising in apps, eBook sales, and testing its trading strategies in a limited fashion that all contributed minimal revenues.

We have not been subject to any bankruptcy, receivership or similar proceeding to date.

In our third quarter, the company launched a wholly owned Delaware subsidiary named Snapt Games, Inc. on August 4, 2017. Management admires graphic techniques used in the gaming industry and wants to selectively introduce these to its charting tools and trading platforms. The company acquired its first game app for $3,500, rebranded it Chick Chick Boom and then in September released the app worldwide in both Apple and Android app stores. In November, the company formally launched its second ‘swipe three’ game called Hogg Wild. The next game to be launched is Candy Chef and will be out before this summer.

On September 1, 2017, the Company formed and incorporated a second wholly owned subsidiary named RCPS Management, Inc. in Colorado. This company will concentrate on the development of payment and escrow systems under the brand Verifundr. The technical documentation is completed and the company is ready to begin building this platform that will employ Blockchain to build its escrow contracts. The company became a member of the Enterprise Ethereum Alliance last November.

As a Fintech company developing its platforms, APT services and products can later extend to include:

•Financial Software and Analytical Software Development

•Algorithmic Applied Technology

•Trading Platforms and Exchanges, Linked to User Brokerage Accounts

•Explore Smart Contracts using our Enterprise Ethereum Alliance membership

•Use Blockchain to develop platforms for cryptoassets based on ERC-20 protocols

The steps remaining for us to begin selling our products listed above are to finalize the programming and rewriting of the existing software used in our products, specifically our dimensional charting tools and trading platform, begin sales and marketing campaigns, contact prospective licensees, and deliver our products, which we expect to complete in less than 90 days after our initial contact with prospective licensees. Our app would be available to users on a subscription fee plan and we plan to grant licenses for our app to financial companies and brokerage firms for use by their employees and clients. The goal is to have our product used by both handheld (tablet and Smartphone application users) and web based clients.

Our mailing address is in an executive suite facility at 505 Montgomery Street, 11th Floor, San Francisco, CA 94111 which also provides office services, computer access and meeting space on demand. We consider this current executive office space arrangement adequate for our current operations and will reassess our needs annually based upon the future growth of the Company. Our fiscal year end is January 31st.

Needs Assessment

Management believes the principal growth area in the personal computer market today is that of Smartphones and portable tablet devices. These mobile devices usually allow full time internet connectivity which makes them an ideal stage for a mobile equity-trading platform and charting tool. Instead of merely importing existing software to allow on-the-go research and trading, we envision for our future products an information-dense and interactive display of the financial markets. At this time, we believe that the future interactive display will include three-dimensional imaging that we intend to use to provide information in new ways that can better assist novice users learning about publicly traded companies and those users who are trading equities in the public markets.

Distribution methods of the products or services

To facilitate marketing plans, our products and platforms will be available initially in the “App Store” managed by Apple Inc. Later, these same products will be available to audiences that prefer using other Smartphones such as Google’s Android and other platforms. Especially in the case of Apple, these companies will provide marketing infrastructure to help developers reach their users and justify costs charged related to selling products from their app stores. All new marketing options within North America will be fully explored and implemented as it makes sense to do so. We plan to launch beta testing campaigns as well to attract prospective subscribers and garner suggestions for improvements.

Organization

We are comprised of three corporations to date and do not rule out the future possibility of acquiring or creating additional subsidiaries.

Competition

The market for financial services software and services is competitive, rapidly evolving and highly sensitive to new product introductions and marketing efforts by industry participants, although high conversion costs can create barriers to adoption of new products or technologies. The market is fragmented by the different offers and served by both large-scale firms as well as firms that target only local markets or specific types of clients such as the millennial crowd. We also face competition from information systems developed and serviced internally by the IT departments of large financial services firms. We believe that we can compete effectively by providing software contained in a mobile application, which provides proprietary buy/sell suggestions, and a platform to enhance trading ability of users, although some of our existing competitors and potential competitors have substantially greater financial, technical, distribution and marketing resources than we have currently and may offer products with different functions or features that are more attractive to potential customers than our offerings.

Moreover, it is not our intent to compete with larger financial services firms, but rather to facilitate more trades by better informing our joint clients and providing them with better trading tools. The trading tools such as charts may be licensed to these same banks and brokers or subscribed to by users, directly in apps. We are broker agnostic and believe that we can work with the banks and brokerage firms who offer online and Smartphone trading access by providing them with the opportunity to generate additional commissions from their existing client base.

Contracted Consultants

Our directors currently provide their time and undertake duties as directors without compensation for these services. At the time the Company derives sufficient cash flow from operations or financing, the Company will evaluate the ability to compensate our directors and future directors.

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the CEO and President on an ongoing basis. Accrued officer compensation as of January 31, 2018 and 2017 was $230,300 and $170,300, respectively. During the year ended January 31, 2017, the President elected to convert $15,000 of the accrual into 15,000,000 shares of the Company’s common stock valued at $57,000, thereby recognizing a loss on conversion of accrued salary of $42,000. As resolved, the accrued compensation will only be paid after January 1, 2018 as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued in cash or by issuing shares. The President of the Company can also consider submitting a request to the Board of Directors for permission to convert some, or all, of her accrued compensation into shares of the Company’s common stock on payments due above of $170,300, but only after January 1, 2018. The share price considerations will be either the publicly quoted share price, when such a publicly quoted price is available; or equal to or above the last cash price the Company recorded for the sale of its common shares to third parties. The President returned 15,000,000 restricted common shares that were paid against accruals in December of 2017.

Intellectual Property Information

Our success and ability to compete will be dependent to a significant degree on our intellectual property, which may include our trade name, trading models, visual chart styling and platform functionality. We intend to develop our technology internally and further acquire software. We will rely primarily on trade secret, trademark, copyright, domain name, patent and contract law to protect our intellectual property. It is our intention to enter into confidentiality, intellectual property invention assignment and/or noncompetition and nonsolicitation agreements or restrictions with our employees, independent contractors and business partners, and to control access to and distribution of our intellectual property. Currently, we do not have any registered copyrights or patents; however, we may obtain such registrations in the future.

Government Regulation

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Research and Development

We have incurred minimal cost in the fiscal years ended January 31, 2018 and 2017, respectively, on research and development of our website and mobile applications that was included as part of consulting services incurred to date. We plan to spend further funds on research and development activities in the future as the development of our software applications continue if we are able to raise the necessary funding.

Environmental Compliance

We believe that we are not subject to any material costs for compliance with any environmental laws

Seasonality.

We do not expect our revenues to be impacted by seasonal demands for our services.

DESCRIPTION OF PROPERTY

Our mailing address is in an executive suite facility at 505 Montgomery Street, 11th Floor, San Francisco, CA 94111. We consider this current executive office space and services arrangement adequate for our current operations and will reassess our needs based upon the future growth of the Company. We maintain an annual lease that is renewable each April and costs are determined by services required such as boardroom access and courier services, etc.

LEGAL PROCEEDINGS

We were not party to any legal proceedings during the twelve months ended January 31, 2018 or 2017, and, to the best of our knowledge and belief, no legal proceedings are threatened or pending.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

The Company’s common stock was approved for price quotation on the OTC Markets under the symbol “APTY” on November 16, 2015. However, at this time the trading of our stock is limited to the OTC Markets. We prepared an application for FAST eligibility to further allow the markets access to trade our shares electronically and added direct share deposit services, all in an order to help shareholders manage their holdings efficiently.

The following table sets forth the high and low prices per share of our common stock for each period indicated. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Shares
Year Ended January 31, 2018:	High	Low
Quarter Ended April 30, 2017	$.0040	$.0020
Quarter Ended July 31, 2017	$.0150	$.0020
Quarter Ended October 31, 2017	$.0380	$.0050
Quarter Ended January 31, 2018	$.0290	$.0060
Quarter Ended April 30, 2018	$.0119	$.0032

Year Ended January 31, 2017:	High	Low
Quarter Ended April 30, 2016	$.510	$.043
Quarter Ended July 31, 2016	$.040	$.0030
Quarter Ended October 31, 2016	$.0160	$.0020
Quarter Ended January 31, 2017	$.0050	$.0020

As of January 31, 2018, there were approximately 55 stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record. As of January 31, 2018, there were 301,837,337 shares of our common stock outstanding. As of May 30, 2018, the Company had outstanding 317,724,086 shares of common stock with 59 shareholders of record.

Equity Compensation Plan Information

2012 Equity Incentive Plan

As of January 31, 2012, the Company adopted the 2012 Equity Incentive Plan (the “Plan”) of APT Systems, Inc. as approved by the Company’s board of directors and stockholders. The purpose of the Plan is to enable the Company to offer its employees, officers, directors, consultants and others whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. Stock options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. A total of 5,500,000 shares of common stock are eligible for issuance under the Plan, which may consist of authorized and unissued shares or treasury shares. The maximum amount of shares of stock that may be granted as Incentive Stock Options shall be 2,500,000. Since our inception (October 29, 2010), no equity compensation has been granted under the Plan.

Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Unregistered Sales of Equity Securities

Common Stock

During the year ending January 31, 2018 the Company received proceeds of $97,500 for the issuance of 32,757,463 shares of common stock.

During the year ending January 31, 2018 the Company issued 8,832,530 shares of common stock in settlement of $15,000 of accounts payable. In conjunction with this settlement a loss of $11,497 was recognized.

During the year ending January 31, 2018, 11,800,000 shares of common stock were issued in settlement of the $1,180 stock payable.

During the year ending January 31, 2018 the Company issued 20,000,000 shares of common stock as settlement of a $10,000 note payable. A loss on settlement of $62,000 was recorded in conjunction with the settlement.

During the year ending January 31, 2018 the Company issued 10,582,057 shares of common stock as settlement of convertible notes payables.

The Company issued 4,500,000 shares of common stock for services valued at $87,050.

Convertible Notes

During the year ending January 31, 2018 the Company issued 20,000,000 shares of common stock as settlement of a $10,000 note payable. A loss on settlement of $62,000 was recorded in conjunction with the settlement.

During the year ending January 31, 2018 the Company issued 10,582,057 shares of common stock as settlement of convertible notes payables.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

During the year ending January 31, 2018 the Company has purchased 886,749 common shares from the market for $10,000 (average of $0.0113 per share) under the registered Buy Back plan that is in effect until January 31, 2018 and may be extended by the Directors. The Buy Back plan was approved by the board on October 3, 2017 and authorized the repurchase of up to 25,000,000 common shares.

During the year ended January 31, 2017, there were no purchases of equity securities by the Company and affiliated purchasers.

Transfer Agent

Our transfer agent is Action Pacific Stock Transfer Co. located in Las Vegas, NV.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•Contains a toll-free number for inquiries on disciplinary actions;

•Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•The bid and offer quotations for the penny stock;

•The compensation of the broker-dealer and its salesperson in the transaction;

•The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis or Plan of Operation contains forwardlooking statements that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forwardlooking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential”, “continue”, or the negative of these terms or other similar expressions. These forwardlooking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forwardlooking statements for many reasons, including, but not limited to, the matters discussed in this report under the caption “Risk Factors”. We urge you not to place undue reliance on these forwardlooking statements, which speak only as of the date of this annual report. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

The following table provides selected financial data about us for the fiscal years ended January 31, 2018 and 2017. For detailed financial information, see the audited Financial Statements included in this report.

	Fiscal year ended January 31,
	2018	2017
Balance Sheet Data:
Cash	$46,700	$7,713
Total assets	$175,867	$122,297
Total Liabilities	$717,714	$530,097
Stockholder’s deficit	$(639,347)	$(407,800)
Operating Data:
Revenue	$33	$49
Cost of revenue	$-	$-
Operating Expenses	$(1,258,229)	$(457,520)
Other Income (Expense)	$(250,626)	$(249,496)
Net Loss	$(1,508,822)	$(706,967)

Results of Operations– Year ended January 31, 2018 compared to year ended January 31, 2017

We have little operating history upon which to evaluate our intended business and sales. In addition, we have a history of losses. Our activities have been directed at developing our business plans as to eventually generate significant revenues. We have operated at a loss in all relevant periods.

For our fiscal years ended January 31, 2018 and 2017, our accountants have expressed substantial doubt about our ability to continue as a going concern as a result of our history of losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to raise the necessary funding to implement our business plan and to successfully develop and market our software, generate revenues and operate a profitable business.

Revenue

We generated revenues of $33 for the fiscal year ended January 31, 2018, as compared to $49 for the fiscal year ended January 31, 2017, a decrease of $16.

Operating Expenses

Operating expenses, which consisted of amortization expense, officer compensation, accounting, legal, research and development and other general and administrative expenses for the fiscal year ended January 31, 2018, were $1,258,229 which is an increase of $800,709, or 175% as compared to the operating expenses for the fiscal year ended January 31, 2017 of $457,520. The increase in our operating expenses was primarily attributable to an increase in stock issued for consulting services, investor and public relations expenses, professional fees and travel incurred during the year.

Other income (Expense)

Interest expense and amortization of debt discount for the fiscal year ended January 31, 2018 was $199,515 compared with $137,999 in the fiscal year ended January 31, 2017, an increase of $61,516 or 45%. The increase was due primarily to the Company’s increase in borrowings and to the addition discount on notes payable calculated under the definitive convertible promissory notes for the fiscal year ended January 31, 2018. During the years ending January 31, 2018 and 2017, the Company recognized a gain of $21,913 and loss of $171,139 related to the change in derivative liability, respectively. The change from year to year was the result of changes in stock prices as well as the gain recognized for the cash settlement of various notes with derivative balances in fiscal 2018. Also, included in this section is a loss on settlement of notes payable or $73,497 in fiscal 2018 and a gain on settlement of notes and accounts payable of $51,391 in fiscal 2017. A small gain was derived from investment account while testing strategies.

Net Loss

As a result of the foregoing, we incurred a net loss of $1,508,822 for the fiscal year ended January 31, 2018, which was an increase of $801,855, or 113%, as compared to the net loss for the fiscal year ended January 31, 2017 of $706,967.

We expect to incur operating losses in future foreseeable periods because we will be incurring expenses and not generating sufficient revenues to fund these expenses. We expect at a minimum $600,000 in operating costs over the next twelve months based on current operations. We cannot guarantee that we will be successful in generating sufficient revenues or finding other funds in the future to cover these operating costs. Failure to generate sufficient revenues or secure additional financing when needed could cause us to go out of business.

Results of Operations – Three months ended April 30, 2018 compared to Three months ended April 30, 2017

Revenue

The Company generated $0 in consulting revenue in during the three months ended April 30, 2018 and 2017. Revenue from e-books sales were $65 and $11, respectively, for the three month periods ended April 30, 2018 and 2017, respectively. As a startup company, we have generated only nominal revenue.

Operating Expenses

Operating expenses were $100,556 for the three month period ended April 30, 2018 compared to $84,048 for the three month period ended April 30, 2017, which is an increase of $16,508. The increase in operating expenses for the three months ended April 30, 2018 as compared to the three months ended April 30, 2017 was due primarily to an increase in professional fees.

Operating Loss

We incurred an operating loss of $100,491 and $84,037 for the three months ended April 30, 2018 and 2017, respectively. The increase of $16,454 or 20% is due to the factors described above.

Other Income (Expense)

The most significant component of Other Income (Expense) is related to interest expense related to notes payables.

Net Loss

The Company incurred a net loss of $160,358 for the three months ended April 30, 2018 compared to a net loss of $90,717 for the three months ended April 30, 2017, an increase of $69,641 or 77% due to the factors discussed above.

Liquidity and Capital Resources

As of January 31, 2018 and April 30, 2018, we had cash and cash equivalents of $46,700 and $18,406 but were in the process of negotiating additional funding. As of January 31, 2017, we had cash and cash equivalents of $7,713.

Net cash used for operating activities was $204,586 for the fiscal year ended January 31, 2018. This compares to net cash used for operating activities of $157,204 for the fiscal year ended January 31, 2017. The increase in cash used in operating activities is the result of our ability to raise more money from debt and equity instruments in fiscal 2018 compared to fiscal 2017.

Net cash used for operating activities was $82,294 for the three month period ended April 30, 2018. This compares to net cash used for operating activities of $24,515 for the three month period ended April 30, 2017. In both periods our negative cash flow from operations is the result of insufficient revenue and profits to offset ongoing operating expenses.

Cash flows used in investing activities were $45,007 for the fiscal years ended January 31, 2018 from investment our software platform KenCharts, as compared with $6,645 in 2017 related to trading investments.

Cash flows used in investing activities were at $48,500 and $900 for the three month periods ended April 30, 2018 and 2017 arising from software development.

Cash flows provided by financing activities were $288,580 for the fiscal year ended January 31, 2018, which compares to cash flows provided by financing activities of $170,729 for fiscal year ended January 31, 2017. During the fiscal year ended January 31, 2018, we repaid $5,000 on a loan from a director, $208,500 in convertible and shortterm notes payable from unrelated third parties. The Company repaid $99,920 of convertible and shortterm notes payable. By comparison, during the fiscal year ended January 31, 2017 we received $6,808 of additional loans from one of our directors, and repaid the same director $5,014. The Company secured convertible and shortterm borrowings of $224,659 and $5,655 in long-term financing offset by payment of $61,379.

Cash flows provided by financing activities were $102,500 for the three month period ended April 30, 2018 which compares to cash flows provided by financing activities of $64,340 for the three month period ended April 30, 2017. During the three months ended April 30, 2018 we received $132,500 of cash proceeds from the issuance of convertible notes payable. During the same period we made payments of $30,000 to pay down Notes Payable and Convertible Notes Payable. By comparison, during the three months ended April 30, 2017, we made repayments to a director in the amount of $5,000, received $70,000 from the issuance of common and preferred shares.

Over the next twelve months we do expect substantial material capital costs to develop operations and charting products. Our estimated general operating costs of $600,000 will be used for operations, contract workers, travel, and reporting, but none will be used to pay full-time salaries unless deemed reasonable by management and directors.

To date, we have realized only nominal revenue. As a result, we expect that we may need to engage in the private placement of our debt and equity securities in order to continue to fund operations. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to raise an estimated $1.5 million to fully implement our business plan and to successfully develop and market our software, generate revenues and operate a profitable business.

In any case, we try to operate with minimal overhead while we undertake to attract participants to help build our products. Our primary activity will be to seek to develop clients for our services and, consequently, our sales. If we succeed in developing clients for our services and generating sufficient sales, we will have the potential to become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful and provide value for our shareholders.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Plan of Operation Marketing and Sales Efforts

Our marketing efforts will primarily be related to assuring our product is easily found in app stores and create a smooth downloading experience. We anticipate allocating seven percent of funds raised for marketing as well as generating product awareness through paid investor relations programs. We believe that there will be sufficient funds available if a suitable advertising or promotional opportunity presents itself.

Once the app is live and we have had to begin initial Search Engine Optimization (“SEO”) work and internet marketing, we believe sales will be initially supported through the Apple store and our website. The website will be set up to record all visitors automatically and billing will be handled by Apple’s extensive billing backend. This system will allow us to minimize staff, maintain efficient delivery of products, and keep records for both accounting and marketing.

Successful implementation of our business strategy depends on factors specific to the internet, regulations regarding equities trading, app development licenses and the hand held device industry and numerous other factors that may be beyond our control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on our business, financial condition, and results of operations and cash flow:

•the competitive environment in the app sector that may force us to reduce prices below the optimal desired pricing level or increase promotional spending;

•the ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner; and

•the ability to establish, maintain and eventually grow market share in a competitive environment.

For delivery of our information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items we purchase, create communication issues or render product delivery difficult which could have a material adverse effect on our sales and profitability.

Critical Accounting Policies

The preparation of the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Transactions

Foreign currency transaction gains and losses are recorded in the statements of operations as a component of other income (expense).

Financial Instrument

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825 “Financial Instruments”. The carrying values of cash, accounts receivable, accounts payable, and accrued expenses, note payable, accrued interest payable and loan from director approximate fair value due to the shortterm maturities of these instruments.

Revenue Recognition

The Company applies paragraph 60510S991 of the FASB Accounting Standards Codification for revenue recognition. It recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer; (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

Costs incurred in research and development activities are listed separately and expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is morelikelythannot to be sustained upon audit by the relevant taxing authority. At January 31, 2018 and 2017, the Company has no unrecognized tax benefits.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the ifconverted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is antidilutive.

During the years ended January 31, 2018 and 2017, the Company did have potentially dilutive debt instruments that have been excluded from the earnings per share calculation as their effect would have been antidilutive.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. We will apply the guidance when adopted using the modified retrospective approach and provide the relevant disclosures in the first interim and annual periods in which we adopt the guidance. The adoption of this guidance will not have a material impact on our consolidated financial statements within any accounting period presented.

Starting in the second quarter of 2014, the FASB issued guidance applicable to revenue recognition that will be effective for the Company for the year ending January 31, 2019. The new guidance must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach. The FASB issued ASU No. 201415, Presentation of Financial Statements— Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The core principle of the new guidance is that management of public and private companies is required to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued (or available to be issued when applicable) and, if so, disclose that fact. Management will be required to make this evaluation for both annual and interim reporting periods, if applicable. Management also is required to evaluate and disclose whether its plans alleviate that doubt. The standard is effective for the Company on February 1, 2018 and will be implemented using the modified retrospective approach. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 201517, Balance Sheet Classification of Deferred Taxes (“ASU 201517”). ASU 201517 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU No. 201609, Compensation- Stock Compensation (Topic 718): Improvements to Employee ShareBased Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for sharebased payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard will be effective for the Company on February 1, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In August 2016, the FASB issued Accounting Standards Update No. 201615, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 201615”). The amendments in ASU 201615 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 201615 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

In October 2016, the FASB issued ASU No. 201616, Income Taxes (Topic 740): IntraEntity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intraentity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intraentity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on February 1, 2018 and will be applied on a modified retrospective basis through a cumulative effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In November 2016, the FASB issued Accounting Standards Update No. 201618, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 201618”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 201618 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. The Company does not expect that the adoption of ASU 201618 will have a material impact on its financial statements.

In January 2017, the FASB issued ASU No. 201701, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on February 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In January 2017, the FASB issued Accounting Standards Update No. 201704, Simplifying the Test for Goodwill Impairment (“ASU 201704”). ASU 201704 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 201704 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 201704 will have a material impact on its financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Quantitative and Qualitative Disclosures About Market Risk

Not required for smaller reporting companies.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors and executive officers, their ages and the positions they hold:

Name	Age	Positions and Offices Held
Glenda Dowie	61	Director, President, Chief Executive Officer
Joseph Gagnon	60	Director, Secretary, Chief Technology Officer
Carl Hussey	66	Director, Treasurer, Chief Financial Officer

Glenda Dowie has been President, Chief Executive Officer and a Director of the Company since inception. She is an equities trader. She is the President and Founder of the stock trading site TraderZone.com and its inspired affiliated newsletter BuyZoneReview.com. For the past fifteen years, she has focused her energy and talents on stock trading indicators, refining her methodology for active trading and developing formulas that capture market momentum and platforms. During past years, Ms. Dowie had worked for the company that she owned: The TraderZone Corporation. Ms. Dowie was a director of TraderZone. Ms. Dowie has shared her experience through Published Articles on Investopedia (division of Forbes) as well as published a book entitled “6 Steps to Buying a Winning Stock” currently made available through the Apple Store.

Joseph Gagnon has been Secretary, Chief Technology Officer and a Director of the Company since inception. From 1997 to 2011, Mr. Gagnon was the Owner of JJG Consulting providing computer software consulting services. From February 2006 to 2011 Mr. Gagnon was a Java programmer with Branagh Information Group, a privately held computer networking company. Mr. Gagnon co founded Abacus Concepts in 1984. With two MacUser Eddies, six MacWorld World Class awards and a 60% market share world wide, Abacus was a leader of Macintosh Statistical Analysis and a significant player in the Win32 world. Mr. Gagnon served as Chief Technology Officer and served on the Board of Directors. His technical responsibilities were the user interface design, software architecture and implementation of the StatView product line. Mr. Gagnon left Abacus in 1997 when the business was sold to SAS Institute. Mr. Gagnon obtained a BS in Computer Science in 1981 from the University of WisconsinMadison.

Carl Hussey has been Treasurer, Chief Financial Officer and a Director of the Company since inception. From January 2006 to the present Mr. Hussey has been the Owner of CH Strategic Management Group, providing management consulting to a broad range of companies. From June 2004 to August 2005 Mr. Hussey was the Chief Logistics Officer UNDOF at the United Nations. He was responsible for logistics for United Nations in UNDOF situated on Israel, Lebanon and Syria borders maintaining the disputed area of separation between the countries. From July 1999 to June 2004 he was a Comptroller for the Canadian Air Division of the Canadian Forces. Prior to this position he headed the Review and Audit Services within the Corporate Services Directorate of 1 Canadian Air Division. Mr. Hussey attended the University of New Brunswick.

Family Relationships

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Involvement in Certain Legal Proceedings

To the best of our knowledge none of our directors or executive officers, during the past ten years, has:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent ceaseanddesist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are elected for a one year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors

There is a new committee consisting of the Board of Directors formed January 31, 2015. Going forward into the new fiscal year, the Audit Committee can review, add policies and procedures; and further it will seek to add new members.

Audit Committee Financial Expert

The Board of Directors does not have an “audit committee financial expert,” as such term is defined in Item 401(h) (2) of Regulation SK.

Code of Ethics

Our board of directors has adopted a general code of ethics guideline. All directors, officers and employees of the Company must comply with the law and regulations and must act honestly and in good faith with a view to the best interests of the Company in exercising their powers and discharging their duties. Any director or officer of the Company shall disclose in writing or request to have it entered into the minutes of Board of Directors’ meeting or any of the committees of the directors the nature and extent of any interest in a material contract or a material transaction, whether made or proposed, as soon as the director or officer becomes aware of such a contract or transaction. In the event of such a case, the director shall abstain from voting on any resolution to approve such a contract or transaction.

EXECUTIVE COMPENSATION

Item 11. Executive Compensation

Summary Compensation Table

The following table shows for the fiscal years ended January 31, 2017 and 2016, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Technology Officer, and our Chief Financial Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards (1) ($)	All Other Compensation	Total ($)
Glenda Dowie	2018	60,000	-	-	-	60,000
Chief Executive Officer	2017	60,000	-	-	-	60,000
	2016	60,000	-	-	-	60,000

Joseph Gagnon	2018	-	-	-	-	-
Chief Technology Officer	2017	-	-	-	-	-
	2016	-	-	-	-	-

Carl Hussey	2018	-	-	-	-	-
Chief Financial Officer	2017	-	-	-	-	-
	2016	-	-	-	-	-

(1)Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the President on an ongoing basis. Accrued officer compensation as of January 31, 2018 and January 31, 2017 was $230,300 and $170,300, respectively. As resolved, the accrued compensation for quarter ending October 31, 2017 will only be paid out after January 1, 2018 as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued in cash or by issuing shares. The period for paying out the accrued $170,300 due has been extended until after January 31, 2019. The President of the Company can also consider submitting a request to the Board of Directors for permission to convert some, or all, of her accrued compensation into shares of the Company’s common stock on payments due above of $170,300, but only after January 1, 2018. The share price considerations will be either the publicly quoted share price, when such a publicly quoted price is available; or equal to or above the last cash price the Company recorded for the sale of its common shares to third parties. The President returned 15,000,000 restricted common shares that were paid against accruals in December 2017.

Outstanding Equity Awards at the End of the Fiscal Year

No equity compensation has been paid under the Plan.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the CEO and President on an ongoing basis. Accrued officer compensation as of January 31, 2018 and 2017 was $230,300 and $170,300, respectively. During the year ended January 31, 2017, the President elected to convert $15,000 of the accrual into 15,000,000 shares of the Company’s common stock valued at $57,000, thereby recognizing a loss on conversion of accrued salary of $42,000. As resolved, the accrued compensation will only be paid after January 1, 2018 as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued in cash or by issuing shares. The President of the Company can also consider submitting a request to the Board of Directors for permission to convert some, or all, of her accrued compensation into shares of the Company’s common stock on payments due above of $170,300, but only after January 1, 2018. The share price considerations will be either the publicly quoted share price, when such a publicly quoted price is available; or equal to or above the last cash price the Company recorded for the sale of its common shares to third parties.

As of June 15, 2012, Mr. Gagnon took a leave of absence from his role under the consulting agreement; however, he will continue to serve as an officer and director of the Company during his leave of absence. Mr. Gagnon provides contract services for a fee connected to maintenance on the servers and software on a consultant basis. Mr. Hussey does not receive compensation for his services at this time. Based upon the amount of the proceeds from additional sales of our common stock, other future employees and directors may receive salaries. Once we generate revenue, future salaries will be evaluated at that time. Additional employees may be added in the future to assist in the monitoring and fulfillment of orders.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 750,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Board of Directors has designated 1,000,000 shares of Series A Preferred Stock, 1,000,000 shares of Series B Preferred Stock and 750,000 shares of Series C Preferred Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Series A Preferred Stock are entitled to 2,000 votes for each share on all matters submitted to a stockholder. As a result, the holders of the Series A Preferred Stock have voting control of the Company.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

DESCRIPTION OF SERIES A, SERIES B AND SERIES C PREFERRED STOCK

Series A Preferred Stock

The Series A Preferred Stock has 2,000 votes per share and is convertible into shares of the Company’s common stock at a conversion ratio of 2,000 shares of common stock for each share of preferred stock.  The Series A Preferred Stock has a liquidation preference equal to the original issue price.  This description of the Series A Preferred Stock is qualified in its entirety by reference to the actual provisions of the Certificate of Designation.

Series B Preferred Stock

The Series B Preferred Stock bears cumulative dividends at an annual rate of six percent (6%) payable annually and is convertible into shares of the Company’s common stock at a conversion price of 90% of the average closing sale price for the Company’s common stock for the two trading days prior to conversion.  The Series B Preferred Stock may be redeemed by the Company at any time prior to conversion at its face amount plus accrued but unpaid dividends.  The Series B Preferred Stock has a liquidation preference equal to the greater of (a) the value of the common shares into which it could be converted or (b) its face amount plus accrued but unpaid dividends. The Series B Preferred Stock is without voting rights except as required by the Delaware General Corporation Law.  This description of the Series B Preferred Stock is qualified in its entirety by reference to the actual provisions of the Certificate of Designation.

Series C Preferred Stock

During the quarter ending January 31, 2018, the directors signed a resolution to restructure the preferred shares and created Series C preferred shares with a par value of $0.001 and 750,000 shares authorized. The Series C Preferred Stock bears dividends (interest) at an annual rate of twelve percent (12%) payable annually and is convertible into shares of the Company’s common stock at a conversion price of 70% of the average closing sale price for the Company’s common stock for the two trading days prior to conversion. If insufficient shares are available, the Company is required to redeem the shares for cash. The cash redemption price for Series C preferred shares will be face value plus 12% plus accrued dividends. The Series C Preferred Stock may be redeemed by the Company at any time prior to conversion at its face amount plus accrued but unpaid dividends. The Series C Preferred Stock has a liquidation preference equal to the greater of (a) the value of the common shares into which it could be converted or (b) its face amount plus accrued but unpaid dividends. The Series C Preferred Stock is without voting rights except as required by the Delaware General Corporation Law.

The Series C designation was officially filed with the State of Delaware on June 13, 2018.

Triton Funds LLC

We entered into the EPA with Triton on April 9, 2018. Pursuant to the EPA, TRITON committed to purchase up to $600,000 worth of our common stock, over a period of time terminating on the earlier of: (i) December 31, 2018 or (ii) the date on which TRITON has purchased shares of our common stock pursuant to the EPA for an aggregate maximum purchase price of $600,000. We may draw on this facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the SPA. The purchase price to be paid by Triton will be $0.01. The number of shares to be purchased by Triton shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Triton, would exceed 9.99% of the number of shares of our common stock outstanding. The EPA provides for payment to us of the price for the shares delivered to TRITON within six business days of electronic delivery of the shares.

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

Neither the selling security holder nor its manager has at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us. On April 22, 2018, Glenda Dowie, our CEO, approved and oversaw the donation of 5,000,000 shares of our common stock to Triton.

PLAN OF DISTRIBUTION

This prospectus includes a total of 65,000,000 shares of common stock offered by the selling stockholder.

Our common stock is quoted on the OTC Pink under the symbol “APTY”. The selling stockholder will offer their respective shares at a fixed price of $.014 for the duration of the Offering. The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTC Pink, OTCQB, or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. The selling stockholder may use any one or more of the following methods when selling shares:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•a combination of any such methods of sale; or

•any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 10, 2017, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of May 30, 2018. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 317,724,086 shares of common stock outstanding as April 30, 2018 plus, for each individual, any securities that individual has the right to acquire within 60 days of May 30, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class
Glenda Dowie (3) 505 Montgomery Street, 11th Floor San Francisco, CA 94111	102,000,000	32.10%
Joseph Gagnon (3) 505 Montgomery Street, 11th Floor San Francisco, CA 94111	2,200,000	0.69%
Carl Hussey (3) 505 Montgomery Street, 11th Floor San Francisco, CA 94111	2,200,000	0.69%
All Officers and Directors as a Group	121,400,000	33.48%

(1)All ownership is beneficial and of record, unless indicated otherwise.

(2)The Beneficial owner has sole voting and investment power with respect to the shares shown.

(3)An officer and director of the Company.

Ms. Dowie also owns 920,000 shares of Preferred A; Mr. Gagnon also owns 40,000 shares of Preferred A and Mr. Hussey also owns 40,000 shares of Preferred A.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 31, 2018, regarding shares of common stock that may be issued under the Company’s 2012 Equity Incentive Award Plan (the “Equity Plan”). The Equity Plan was approved by the Company’s shareholders and is the Company’s sole equity compensation plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders (1) Equity compensation plans not approved by security holders (2)	5,500,000		5,500,000
Total	5,500,000		5,500,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set forth below, since February 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at yearend for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest:

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the CEO and President on an ongoing basis. Accrued officer compensation as of January 31, 2018 and 2017 was $230,300 and $170,300, respectively. During the year ended January 31, 2017, the President elected to convert $15,000 of the accrual into 15,000,000 shares of the Company’s common stock valued at $57,000, thereby recognizing a loss on conversion of accrued salary of $42,000. As resolved, the accrued compensation will only be paid after January 1, 2018 as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued in cash or by issuing shares. The President of the Company can also consider submitting a request to the Board of Directors for permission to convert some, or all, of her accrued compensation into shares of the Company’s common stock on payments due above of $170,300, but only after January 1, 2018. The share price considerations will be either the publicly quoted share price, when such a publicly quoted price is available; or equal to or above the last cash price the Company recorded for the sale of its common shares to third parties.

During the year, ending January 31, 2018, the CEO agreed to cancellation of 15,000,000 shares for no consideration.

As of January 31, 2018 and 2017, the Company owed the President $0 and $4,465, respectively by way of loans. On January 31, 2018 the President forgave amounts owed to her of $4,560. During the years ending January 31, 2018 and 2017 the President paid expenses on behalf of the Company of $5,095 and $0 respectively. In addition, during the years ending January 31, 2018 and 2017, the Company repaid the President’s short-term advance of $5,000 and $5,014, respectively. The loans are unsecured, due on demand and interest free.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•the director is, or at any time during the past three years was, an employee of the company;

•the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Ms. Dowie and Messrs. Gagnon and Hussey are not considered independent because they are executive officers of the Company.

We do not currently have a separately designated nominating or compensation committee but have created an audit committee that meets at least once per fiscal year.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by Frederick C. Bauman, Bauman & Associates Law Firm, Las Vegas, Nevada.

EXPERTS

The audited financial statements included in this prospectus for the fiscal years ended January 31, 2018 and 2017 have been audited by MaloneBailey, LLP and RBSM LLP, respectively. The reports of MaloneBailey, LLP and RBSM LLP. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, since our common stock is registered under the Securities Exchange Act of 1934, we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Our SEC filings are also available to the public through the SEC’s Internet website at http://www.sec.gov.

APT Systems, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

APT Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of APT Systems, Inc (the “Company”) as of January 31, 2018, and the related statement of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2018, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2017.

Houston, Texas

May 9, 2018, except for footnote 11, which is dated June 22, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

APT Systems Inc.

We have audited the accompanying balance sheets of APT Systems Inc. (the “Company”) as of January 31, 2017 and 2016 and the related statements of operations, stockholders’ deficit, and cash flows for the years in each of the two years ended January 31, 2017. APT Systems Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APT Systems Inc.  as of January 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two year period ended January 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP
RBSM LLP
Henderson, Nevada
May 16, 2017

APT SYSTEMS, INC.
Consolidated Balance Sheets

	January 31, 2018	January 31, 2017
ASSETS

Current Assets
Cash and cash equivalents	$46,700	$7,713
Trading investments	15,122	14,681
Prepaid expenses	5,000	17,141
Other current assets	268	268
Total current assets	67,090	39,803

Other Assets
Software and website (net of $41,015 and $22,291 accumulated amortization respectively)	108,777	82,494
Total other assets	108,777	82,494

Total Assets	$175,867	$122,297

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$156,920	$113,170
Accrued officer compensation	230,300	170,300
Convertible notes payable (net of unamortized discounts of $26,481 and $9,937)	229,519	139,267
Convertible notes payable - related party, current portion	26,276	-
Notes payable	74,699	76,619
Loan from director	-	4,465
Total current liabilities	717,714	503,821

Convertible notes payable - related party, long term	-	26,276
Total Liabilities	717,714	530,097

Series B and Series C Convertible Cumulative Preferred Stock; $0.001 par value	97,500	-

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.001 par value, 100,000,000 authorized
Preferred A stock $0.001 par value, 1,000,000 shares designated;
1,000,000 and 0 issued as of January 31, 2018 and January 31, 2017, respectively	1,000	-
Common stock $0.0001 par value, 750,000,000 shares authorized;
302,724,086 shares issued and 301,837,337 outstanding as of January 31, 2018
and 229,252,036 shares issued and outstanding as of January 31, 2017	30,273	22,926
Additional paid-in capital	2,135,619	855,511
Common stock payable	-	1,180
Treasury Stock, 886,749 and 0 shares at cost as of January 31, 2018
and January 31, 2017, respectively	(10,000)	-
Accumulated deficit	(2,796,239)	(1,287,417)
Total Stockholders’ Deficit	(639,347)	(407,800)

Total liabilities and Stockholders’ Deficit	$175,867	$122,297

The accompanying notes are an integral part of these consolidated financial statements

APT SYSTEMS, INC.
Consolidated Statements of Operations

	Year Ended	Year Ended
	January 31, 2018	January 31, 2017
Revenue
E-book sales	$33	$49
Total Revenue	33	49

Cost of Revenue	-	-

Gross Profit	33	49

Operating Expenses
Amortization	18,724	11,110
Compensation to officer and directors	928,654	60,000
General and administrative	310,851	386,410
Total Operating Expenses	1,258,229	457,520

Net Operating Loss	(1,258,196)	(457,471)

Other Income (Expense)
Other income	473	8,251
Gain (loss) on settlements of notes and accounts payable	(73,497)	51,391
Gain (loss) on change in derivative liability	21,913	(171,139)
Interest expense and amortization of debt discount	(199,515)	(137,999)
Total Other Income (Expense)	(250,626)	(249,496)

Net Loss	(1,508,822)	(706,967)

Dividends Applicable to Preferred Stock	(2,963)	-

Net Loss Applicable to Common Stockholders	$(1,511,785)	$(706,967)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.00)

Weighted average number of common shares outstanding:
Basic and diluted	268,533,185	147,507,275

The accompanying notes are an integral part of these consolidated financial statements

APT SYSTEMS, INC.
Consolidated Statements of Changes in Stockholders’ Deficit
For the years ended January 31, 2018 and 2017

	Preferred Shares Series B and C	Preferred Shares Series B and C Amount	Preferred A Shares	Preferred A Shares Amount	Common Shares	Common Stock Amount	Treasury Shares	Treasury Stock Amount	Additional Paid in Capital	Stock Payable	Accumulated Deficit	Total Stockholders’ Deficit
Balance January 31, 2016	-	$-	-	$-	115,941,670	$11,595	-	$-	$235,036	$-	$(580,450)	$(333,819)
Issuance of common stock for asset acquisition	-	-	-	-	1,000,000	100	-	-	91,000	-	-	91,100
Issuance of common stock for conversion of notes payable	-	-	-	-	93,027,033	9,303	-	-	230,221	1,180		240,704
Issuance of common stock for consulting services	-	-	-	-	4,283,333	428	-	-	228,754			229,182
Beneficial conversion feature on notes	-	-	-	-			-	-	15,000			15,000
Issuance of common stock for settlement of accrued officer compensation	-	-	-	-	15,000,000	1,500	-	-	55,500			57,000
Net loss	-	-	-	-			-	-			(706,967)	(706,967)
Balance January 31, 2017	-	-	-	-	229,252,036	22,926	-	-	855,511	1,180	(1,287,417)	(407,800)
Issuance of common stock for conversion of notes payable	-	-	-	-	42,382,057	4,238	-	-	107,869	(1,180)	-	110,927
Issuance of common stock for cash	-	-	-	-	32,757,463	3,276	-	-	94,224	-	-	97,500
Issuance of preferred Series B and C shares for cash	97,500	97,500	-	-	-	-	-	-	-	-	-	-

Issuance of common stock to settle accounts payable	-	-	-	-	8,832,530	883	-	-	25,614	-	-	26,497
Reclassification of derivative liability to additional paid in capital	-	-	-	-	-	-	-	-	87,087	-	-	87,087
Issuance of Preferred A shares for services	-	-	1,000,000	1,000	-	-	-	-	867,654	-	-	868,654
Repurchase of common shares	-	-	-	-	-	-	886,749	(10,000)	-	-	-	(10,000)
Issuance of shares for services	-	-	-	-	4,500,000	450	-	-	86,600	-	-	87,050
Cancellation and return of shares	-	-	-	-	(15,000,000)	(1,500)	-	-	1,500	-	-	-
Forgiveness of loan from director	-	-	-	-	-	-	-	-	4,560	-	-	4,560
Beneficial conversion feature on debt modification	-	-	-	-	-	-	-	-	5,000	-	-	5,000
Net loss	-	-	-	-	-	-	-	-	-	-	(1,508,822)	(1,508,822)
Balance January 31, 2018	97,500	$97,500	1,000,000	$1,000	302,724,086	$30,273	886,749	$(10,000)	$2,135,619	$-	(2,796,239)	$(639,347)

	The accompanying notes are an integral part of these consolidated financial statements

APT SYSTEMS, INC.
Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	January 31, 2018	January 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,508,822)	$(706,967)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization expense	18,724	11,110
Bad debt expense	-	1,215
Gain on investments	(441)	(8,036)
(Gain) loss on change in derivative liability	(21,913)	171,139
Expense for beneficial conversion feature	-	15,000
Amortization of debt discount	141,252	82,867
(Gain) loss on settlement of notes and accounts payable	73,497	(51,391)
Stock issued for consulting services	955,704	237,182
Prepayment interest paid in stock	-	14,515

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	12,141	(17,499)
Accounts payable and accrued expenses	65,272	33,661
Accrued officer compensation	60,000	60,000
Net cash used in operating activities	(204,586)	(157,204)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of investments	-	(20,550)
Proceeds from sale of investments	-	13,905
Investment in software development	(45,007)	-
Net cash used in investing activities	(45,007)	(6,645)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loan from director	-	6,808
Payment of loan from director	(5,000)	(5,014)
Proceeds from convertible notes and short-term notes payable	208,500	224,659
Payments on convertible notes payable	(98,000)	(61,379)
Proceeds from long-term notes payable	-	5,655
Payments on notes payable	(1,920)	-
Purchase of treasury shares	(10,000)	-
Proceeds from issuance of common and preferred shares	195,000	-
Net cash provided by financing activities	288,580	170,729

Net change in cash and cash equivalents	38,987	6,880

Cash and cash equivalents at beginning of period	7,713	833

Cash and cash equivalents at end of period	$46,700	$7,713

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for:
Interest	$37,228	$6,023
Income Taxes	$-	$-

Non-Cash Transactions

Stock and stock payable issued for software acquisition	$-	$91,100
Common stock issued to settle notes and accounts payable	$63,927	$-
Notes issued on settlement of notes payable and accounts payable	$-	$5,500
Common Stock issued to settle stock payable	1,180	-
Cancellation of shares	$1,500	$-
Beneficial conversion feature	$5,000	$-
Payment of expenses by director	$5,095	$-
Debt discount created by derivative liability	$109,000	$-
Accrued officer compensation settled in shares	$-	$57,000
Loan from director forgiven	$4,560	$-
Settlement of derivative liability	$87,087	$-

The accompanying notes are an integral part of these consolidated financial statements

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 1 - NATURE OF OPERATIONS

APT Systems, Inc. (“APT Systems”, “the Company”, “We” or “Us”) was incorporated in the State of Delaware on October 29, 2010 (“Inception”) to operate as a Fintech Company to engage in the creation of innovative and intuitive trading platforms, financial apps and visualization solutions for charting the financial markets. Utilizing real time and delayed data networks along with graphic techniques pioneered in the gaming industry, APT’s solutions can speak to the mobile needs to be demanded by the next generation of traders. While management works to deliver its mobile trading platforms, it also is strategically acquiring other compatible software or financial businesses which demonstrate strong growth potential. After we identify prospective acquisition opportunities we then continue with due diligence efforts that will and do include testing software performance and within funded external trading accounts as necessary. In this third quarter, the Company continued its development of separate native charting apps branded as KenCharts.

In the third quarter of fiscal 2017, the company launched a wholly owned Delaware subsidiary Snapt Games, Inc. on August 4, 2017. Management admires graphic techniques used in the gaming industry and wants to selectively introduce these to its charting tools and platforms. The company acquired its first game app for $3,500 and rebranded it Chick Chick Boom and in September released the app worldwide. In November, the company formally launched its second game called Hogg Wild.

On September 1, 2017, the Company formed and incorporated a second wholly owned subsidiary named RCPS Management, Inc. in Colorado. This company will concentrate on the development of payment and escrow systems under the brand Verifundr.

NOTE 2 - GOING CONCERN AND LIQUIDITY

As of January 31, 2018, the Company had cash of $46,700, insufficient revenue to meet its ongoing operating expenses, liabilities of $717,714, accumulated losses of $2,796,239 and a shareholders’ deficit of $639,347. The Company has not, as yet generated significant revenues as its key products are still under development.

The financial statements for the year ended January 31, 2018 have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans, loans from directors and, or, the sale of common stock. There is no assurance that this series of events will be satisfactorily completed.

These financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Due to uncertainties inherent in the estimation process, it is possible that these estimates could be materially revised within the next year.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

Gains or losses resulting from foreign currency transactions are included in results of operations.

Financial Instruments

Fair value measurements are determined based on the assumption that market participants would use in pricing an asset or liability. Accounting Standards Codification (“ASC”) 82010 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs which reflect a reporting entity’s own assumptions about the assumptions that market participants would use for pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents, investments, accounts payable, accrued expenses, note payable and loan from director approximate their market values as of January 31, 2018 and 2017 due to the intended short-term maturities of these financial instruments.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815. The Company applies the guidance in ASC 815-40-35-12 to determine the order in which each convertible instrument would be evaluated for derivative classification. The Company’s sequencing policy is to evaluate for reclassification contracts with the earliest maturity date first.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

Principles of Consolidation

The Company prepares its financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, all of which have a fiscal year end of January 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Reclassifications

Certain reclassifications have been made to the prior periods to conform to the current period presentation.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Software

The Company capitalizes certain development costs associated with internal use software incurred during the application development stage. We expense costs associated with preliminary project phase activities, training, maintenance and any post-implementation period costs as incurred. Capitalization of qualifying application development cost begins when management authorized and commits to funding the project and it is probable that the project will be completed for the function intended. Capitalized internal use software costs are normally amortized over estimated useful lives ranging from 3 to 5 years once the related project has been completed and deployed for customer use. At times the software is considered to have be an indefinite lived asset in which case it is evaluated for impairment at least annually.

Website

The Company accounts for website development costs in accordance with ACS 35050 “Website Development Costs”. Costs incurred to register domain names, integrated databases and add additional functionality are being amortized over 1 – 3 years. Costs incurred in general maintenance of the website or hosting costs are expensed as incurred.

Revenue Recognition

The Company applies paragraph 60510S991 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer; (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

Any costs incurred in research and development are listed separately and expensed as incurred.

Deferred Financing Costs

Costs with respect to issue of common stock, warrants, stock options or debt instruments by the Company are initially deferred and ultimately offset against the proceeds from such equity transactions or amortized as debt discount over the term of any debt funding if successful or expensed if the proposed equity or debt transaction is unsuccessful.

Impairment of Long-Lived and Intangible Assets

In the event that facts and circumstances indicated that the cost of long-lived and intangible assets may be impaired, an evaluation of recoverability will be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset were compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded advertising and promotional costs of $10,389 and $12,929 for the year ending January 31, 2018 and 2017 respectively.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities. FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. At January 31, 2018 and 2017, the Company has no unrecognized tax benefits.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the as-if converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is antidilutive. For the years ended January 31, 2018 and 2017, the Company did have potentially dilutive debt instruments that have been excluded from the earnings per share calculation; as such an inclusion would have been antidilutive due to the losses incurred in both periods. As of January 31, 2018 and 2017 the convertible debt instruments were convertible into 295,565,266 and 435,500,000 shares of common stock, respectively.

Stock Based Compensation

The Company accounts for employee and nonemployee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and recognized over the requisite service period. The Company has adopted a stock option plan, as disclosed in Note 10 – Stockholders’ Deficit below. During the year ended January 31, 2018 and 2017, no stock options had been issued or outstanding to date.

The Company accounts for stock-based payments to nonemployees in accordance with ASC 50550, “Equity-Based Payments to Non-Employees.” Stock-based payments to nonemployees include grants of stock, grants of stock options and issuances of warrants that are recognized based on the value of the vested portion of the award over the requisite service period as measured at its then current fair value as of each financial reporting date.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Trading Investments

The Company’s trading investments are reported at fair value, with realized and unrealized gains and losses included in earnings.

In February of 2016, the Company contracted traders as testers as part of the due diligence process to test strategies, indicator reliability and trading platforms within their designated accounts. The contracted traders could use funds for trading securities or derivatives, which mainly consisted of various options, currency pairs and futures. All trading accounts will return to cash after the strategies are monitored over a reasonable period of time. While the Company’s business model is not investing, short-term investing is required to test elements of the software including connectivity to independent brokers. As of January 31, 2018, and 2017 the fair value of trading accounts collectively was $15,122 and $14,681, respectively

	Year ending January 31, 2018	Year ending January 31, 2017
Beginning balance	$14,681	$-
Investment available for trading in investments	-	20,550
Realized gains	441	8,036
Redemptions/commissions	-	(13,905)
Investments in trading at fair market value for period	$15,122	$14,681

Convertible debt

The Company records a beneficial conversion feature related to the issuance of convertible debts that have conversion features at fixed or adjustable rates. The beneficial conversion feature for the convertible instruments is recognized and measured by allocating a portion of the proceeds as an increase in additional paid-in capital and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features. The beneficial conversion feature will be accreted by recording additional noncash interest expense over the expected life of the convertible notes.

Beneficial Conversion Features

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 47020 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Business Segments

The Company believes that its activities during the year ended January 31, 2018 and 2017 comprised a single segment.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. We will apply the guidance when adopted, and provide the relevant disclosures in the first interim and annual periods in which we adopt the guidance. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements within any accounting period presented.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Starting in the second quarter of 2014, the FASB issued guidance applicable to revenue recognition that will be effective for the Company for the year ending January 31, 2019. The new guidance must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach. The FASB issued ASU No. 201415, Presentation of Financial Statements— Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The core principle of the new guidance is that management of public and private companies is required to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued (or available to be issued when applicable) and, if so, disclose that fact. Management will be required to make this evaluation for both annual and interim reporting periods, if applicable. Management also is required to evaluate and disclose whether its plans alleviate that doubt. The standard is effective for the Company on February 1, 2018 and will be implemented using the modified retrospective approach. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 201517, Balance Sheet Classification of Deferred Taxes (“ASU 201517”). ASU 201517 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU No. 201609, Compensation- Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard was effective for the Company on February 1, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In August 2016, the FASB issued Accounting Standards Update No. 201615, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 201615”). The amendments in ASU 201615 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 201615 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

In October 2016, the FASB issued ASU No. 201616, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on February 1, 2018 and will be applied on a modified retrospective basis through a cumulative effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In November 2016, the FASB issued Accounting Standards Update No. 201618, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 201618”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 201618 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. The Company does not expect that the adoption of ASU 201618 will have a material impact on its financial statements.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2017, the FASB issued ASU No. 201701, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on February 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In January 2017, the FASB issued Accounting Standards Update No. 201704, Simplifying the Test for Goodwill Impairment (“ASU 201704”). ASU 201704 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 201704 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 201704 will have a material impact on its financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the CEO and President on an ongoing basis. Accrued officer compensation as of January 31, 2018 and 2017 was $230,300 and $170,300, respectively. During the year ended January 31, 2017, the President elected to convert $15,000 of the accrual into 15,000,000 shares of the Company’s common stock valued at $57,000, thereby recognizing a loss on conversion of accrued salary of $42,000. As resolved, the accrued compensation will only be paid after January 1, 2018 as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued in cash or by issuing shares. The President of the Company can also consider submitting a request to the Board of Directors for permission to convert some, or all, of her accrued compensation into shares of the Company’s common stock on payments due above of $170,300, but only after January 1, 2018. The share price considerations will be either the publicly quoted share price, when such a publicly quoted price is available; or equal to or above the last cash price the Company recorded for the sale of its common shares to third parties.

As of January 31, 2018 and 2017, the Company owed the President $0 and $4,465, respectively by way of loans. On January 31, 2018 the President forgave amounts owed to her of $4,560 which was accounted for as a capital contribution. During the years ending January 31, 2018 and 2017 the President paid expenses on behalf of the Company of $5,095 and $0 respectively. In addition, during the years ending January 31, 2018 and 2017, the Company repaid the President’s short-term advance of $5,000 and $5,014, respectively. The loans are unsecured, due on demand and interest free.

NOTE 5 – SOFTWARE AND WEBSITE

The Company has software that it uses for the development of certain mobile applications. The Company recorded amortization expense of $18,724 and $11,110 for years ended January 31, 2018 and 2017, respectively.

	January 31, 2018	January 31, 2017
Charting software	$102,705	$102,705
Ken Chart Native Apps	45,007	-
Website	2,080	2,080
	149,792	104,785
Accumulated amortization	(41,015)	(22,291)
Net book value	$108,777	$82,494

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 6 - CONVERTIBLE NOTE PAYABLE

Noteholder 1

On January 8, 2014, the Company issued an unsecured convertible note to one investor (as that term is defined under the Securities Act of 1933, as amended) in the aggregate amount of $50,000. This convertible note accrues interest at the rate of 19% per annum and is convertible at $0.0001. The Company secured an initial extension of the convertible note to January 29, 2015 and subsequently obtained a further extension to December 31, 2016. The note has been reduced to $43,500 and $28,500 through the sales of part of the debt to unrelated third parties in prior periods as of January 31, 2017 and 2018, respectively.

The Company is currently in discussions with the lender to further extend the maturity date. The note has been verbally extended, we are working to document the extension in writing.  Until such time as that is completed the note is considered past due.

During the quarter ending July 31, 2017, the noteholder sold $10,000 of this note to an unrelated party. The $10,000 note was then settled with the issuance of 20,000,000 shares of common stock. This settlement resulted in the recording of a $62,000 loss on settlement of notes payable.

During the quarter ending January 31, 2018, the noteholder sold $5,000 of this note to an unrelated party. Subsequent to January 31, 2018, this note was converted to 10,000,000 shares of common stock.

On April 17, 2015, the Company received $5,000 by way of an unsecured short-term loan from a non-related party for a term of 60 days that was later extended until April 23, 2017. Principal and interest at 8% per annum accrued thereon are due and payable on April 23, 2017 and is further renewable. Also, the lender has the right to convert the principal and accrued interest into shares of the Company’s common stock at $0.01 cents. The Company is currently in discussions with the lender to further extend the maturity date. The note has been verbally extended, we are working to document the extension in writing.  Until such time, as that is completed, the note is considered past due.

Noteholder 2

On October 2, 2015, the Company received $12,500 by way of an unsecured short-term loan from a non-related party for a term of one year. Principal and interest at 8% per annum accrued thereon are due and payable on October 1, 2016. Also, the lender has the right to convert the principal and accrued interest into shares of the Company’s common stock. The conversion rate was equal to the fair market value of the Company’s common stock on the date of issuance or $0.20 per share. This loan has been extended until October 1, 2017. This note is currently in default and Management is working with the lender to resolve the best path to retire this debt.

Noteholder 3

The Company took on a loan of $52,500, in the form of a convertible note, in November 2016. The note is due and payable twelve months from the issuance date and bears interest at 5% per annum with an original issuance discount of 5%. If the Note is paid off prior to 181 days, the Company is required to pay the face amount plus a penalty of 30% otherwise the investor may convert loan to common shares. Once convertible the conversion rate is equal to 60% of the lowest traded market price during the previous 15 trading days. The holder is limited to converting no more than 20% percent of the previous week’s dollar volume during any given trading week.

The Company reached an agreement on May 4, 2017 with Convertible Noteholder where by half of the note has been repaid in cash and the balance of the loan has been extended for an additional six months up to November 4, 2017 during which time the note is not convertible. The total cash payment of $34,438 is being applied $26,250 to the principle and the remaining to interest and prepayment penalties. On November 8, 2017, 1,923,077 shares were issued in settlement of $7,500 of the principle balance. On November 20, 2017 $25,715 was paid in cash to settle the remaining $18,500 of principle plus interest and prepayment penalties.

On November 5, 2017, due to the variable conversion feature the note conversion feature was bifurcated from the note and recorded as a derivative liability. The day one derivative liability was $68,783 resulting in a discount of $26,000 and a day one loss of $42,783. On each day the note was converted the associated derivative liability was re-valued and reclassified to equity, resulting in a total reclassification of $19,231 during the period. Upon settlement of the note for cash the remaining derivative liability was written off to the Gain (loss) on change in derivative liability account.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 6 - CONVERTIBLE NOTE PAYABLE (continued)

Noteholder 4

The Company took on a further loan of $30,000, in the form of a convertible note on January 31, 2017 with unrelated parties. The note is due and payable twelve months from the issuance date and bears interest at 8% per annum with an original issuance discount of $3,000. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a scaled penalty ranging from 10% to 35% depending on the repayment date. Also noted, after 181 days from the issuance date, the Note is convertible into the shares of the Company’s common stock. The conversion rate is equal to 55% of the market price during the previous 10 trading days. The loan is convertible at the end of July 2017. By agreement of both parties, any right of conversion date has been postponed until September 12, 2017. On October 2, 2017 $6,738 of the note was converted into 1,250,000 common shares in accordance with the agreement. On October 16, 2017, $7,975 of the note was converted into 1,450,000 common shares in accordance with the agreement. On November 7, 2017, the remaining balance of $15,288 plus accrued interest of $1,427 was converted into 5,958,980 common shares.

On September 12, 2017, due to the variable conversion feature the note conversion feature was bifurcated from the note and recorded as a derivative liability. The day one derivative liability was $38,937 resulting in a discount of $30,000 on the note payable and a day one loss of $8,937. On each day the note was converted the associated derivative liability was re-valued and reclassified to equity, resulting in a total reclassification of $67,886 during the period. In conjunction with this derivative liability other convertible instruments were evaluated for derivative liability treatment.

On August 28, 2017 the Company received proceeds of $44,500 related to a convertible note payable of $50,000. The note is due and payable twelve months from the issuance date and bears interest at 8% per annum with an original issuance discount of $5,500. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a scaled penalty ranging from 10% to 35% depending on the repayment date. Also noted, after 181 days from the issuance date, the Note is convertible into the shares of the Company’s common stock. The conversion rate is equal to 55% of the market price during the previous 10 trading days.

Noteholder 5

The Company had executed three lending arrangements with a related party, affiliated to the CEO of the company. The effective dates of the loans are November 24, 2015, December 8, 2015 and January 14, 2016. The loan amounts are $3,000, $16,121 and $1,500, respectively, with interest accruing at 5% per annum. Repayment is in one lump sum due and payable on or before December 31, 2018, December 31, 2018 and January 31, 2019, respectively.

The Company has executed two additional notes with the same related party. The effective dates of the additional loans are March 10, 2016 and March 15, 2016. The loan amounts are $2,770 and $2,885, respectively, with interest accruing at 5% per annum. Repayment is in one lump sum due and payable on or before January 31, 2019. All notes are convertible, at the holder’s request, into shares of the Company’s common stock at the rate of $9.50 per share.

As of January 31, 2018 and 2017, $26,276 was outstanding.

Noteholder 6

The company took on further loan of $53,000 in the form of a convertible note on May 8, 2017 with unrelated parties and received funds on May 15. The note is due and payable nine months from the issuance date and bears interest at 8% per annum with an original issuance discount of $3,000. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a scaled penalty ranging from 10% to 35% depending on the repayment date. Also noted, 181 days after funding the, the Note becomes convertible on or about November 15, 2017. Once the conversion terms are effective the note is convertible into shares at the greater of $0.00008 or 61% of the market value as calculated per the agreement.

On November 15, 2017 $74,475 was paid in cash to settle the remaining $53,000 of principle plus interest and prepayment penalties.

On November 4, 2017, due to the variable conversion feature the note conversion feature was bifurcated from the note and recorded as a derivative liability. The day one derivative liability was $26,560 resulting in a discount of $26,560. Upon settlement of the note for cash the remaining derivative liability was written off to the Gain (loss) on change in derivative liability account.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 6 - CONVERTIBLE NOTE PAYABLE (continued)

Noteholder 7

The Company entered into an agreement on November 14, 2017 for a new convertible note for $155,000. The note is due and payable twelve months from the issuance date and bears interest at 0% per annum with an original issuance discount of $25,000 plus $5,000 of legal fees due at closing. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a penalty of 30%. Also noted, after 181 days from the issuance date, the Note is convertible into the shares of the Company’s common stock. The conversion rate is equal to 55% of the market price during the previous 10 trading days.

Summary

The following table summarizes all convertible notes outstanding as of January 31, 2018 and 2017:

Holder			Carrying Value
Third Parties	Issue Date	Due Date	January 31, 2018	January 31, 2017
Noteholder 1a	1/8/2014	Past Due	28,500	43,500
Noteholder 1b	4/23/2015	Past Due	5,000	5,000
Noteholder 1c	11/27/2017	Past Due	5,000	-
Noteholder 2	10/2/2015	Past Due	12,500	12,500
Noteholder 3	11/1/2016	11/4/2017	-	52,500
Noteholder 4a	1/30/2017	1/30/2018	-	30,000
Noteholder 4b	8/28/2017	8/28/2018	50,000	-
Noteholder 6	5/15/2017	2/20/2018	-	-
Noteholder 7	11/14/2017	5/14/2018	155,000	-

Related Parties

Noteholder 5a	11/23/2015	12/31/2018	3,000	3,000
Noteholder 5b	12/8/2015	12/31/2018	16,121	16,121
Noteholder 5c	1/12/2016	1/31/2019	1,500	1,500
Noteholder 5d	3/10/2016	1/31/2019	2,770	2,770
Noteholder 5e	3/15/2016	1/31/2019	2,885	2,885

Total Convertible Notes Payable			282,276	169,776
Less: net discount on convertible notes payable			(26,481)	(4,233)
Less: current portion			(255,795)	(139,267)
Long term portion of convertible notes payable			$-	$26,276

Convertible Notes Payable Settled in Fiscal 2017

On February 9, 2016 and March 22, 2016, the Company entered into two loan agreements with unrelated parties for $33,000 and $25,600, respectively. The notes are due and payable twelve months from the issuance date and bear interest at 8% per annum. If the Notes are paid off prior to the due date, the Company is required to pay the face amount plus a scaled penalty ranging from 10% to 35% depending on the repayment date. Also noted, after 181 days from the issuance date, the Note is convertible into the shares of the Company’s common stock. The conversion rate is equal to 55% of the market price during the previous 10 trading days. The loans were eligible for conversion in August and September 2016.

The Convertible Promissory Note for $33,000 with an Accredited Investor is subject to anti-dilution adjustments that allow for the reduction in the Conversion Price in the event the Company is in default as well as a variable conversion price that is calculated as a discount to market. The Company accounted for the conversion option in accordance with ASC Topic 815. Accordingly, the Conversion Option is not considered to be solely indexed to the Company’s own stock and, as such, recorded as a liability.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 6 - CONVERTIBLE NOTE PAYABLE (continued)

Each convertible promissory note derivative liability has been measured at fair value at January 31, 2017 using a Black Scholes valuation model. Since the Conversion Price contains an anti-dilution adjustment as well as a variable conversion price that is calculated as a discount to market, the probability that the Conversion Price of the Notes would decrease as the share price decreased was incorporated into the valuation calculation.

During the year ending January 31, 2017, the Company issued 16,232,785 shares of common stock at a conversion price of $0.00143 per share in settlement of note payable. At September 14, 2016, the first Convertible Promissory Note for $33,000 was paid in full. As such, the fair value of the conversion feature at January 31, 2017 is $0.

The Convertible Promissory Note for $25,600 with an Accredited Investor is subject to anti-dilution adjustments that allow for the reduction in the Conversion Price in the event the Company is in default as well as a variable conversion price that is calculated as a discount to market. The Company accounted for the conversion option in accordance with ASC Topic 815. Accordingly, the Conversion Option is not considered to be solely indexed to the Company’s own stock and, as such, recorded as a liability.

Each convertible promissory note derivative liabilities have been measured at fair value at January 31, 2017 using a Black Scholes model. Since the Conversion Price contains an anti-dilution adjustment as well as a variable conversion price that is calculated as a discount to market, the probability that the Conversion Price of the Notes would decrease as the share price decreased was incorporated into the valuation calculation.

During the year ending January 31, 2017 the Company issued 26,094,248 shares of common stock at a price ranging from $0.00083 to $0.00143 per share in full settlement of the note payable. At January 31, 2017, the second Convertible Promissory Note for $25,600 had a balance of $0. As such, the fair value of the conversion feature at January 31, 2017 is $0.

The inputs into the Black Scholes model were as follows related to valuation of this derivative during the year ending:

January 31, 2017
Closing share price	$0.0028 - 0.01490
Conversion price	$0.00083 - 0.00143
Risk free rate	0.39% - 0.80%
Expected volatility	316.23% - 399.44%
Dividend yield	0%
Expected life	.33 to .50 years

The convertible loan for $33,000 that was due on August 13, 2016 had been designated to be repaid in two stages as there was concern for the entire loan to be converted at current share prices. The outstanding portion of the loans converted to date representing 42,327,034 restricted and non-restricted common shares issued during the year. The Company recognized gain on conversion of $90,200. The remaining $14,815 outstanding balance of the $33,000 convertible loan was paid in cash resulting in full settlement of the balance. The Company borrowed $20,000 that is not convertible in nature and has allowed a partial conversion of the loans to reduce its liabilities and to provide further liquidity with free trading shares.

In April 2016, the Company entered into an agreement (“Investment Agreement”) for an unrelated third party (“Investor”) to purchase up to $5,000,000 of the Company’s common stock. In conjunction with the Investment Agreement, the Company entered into a registration rights agreement (“Registration Agreement”). The Registration Agreement requires the Company to use its best effort, within thirty days, to file with the SEC a Form S1 (“Registration Statement”) covering a certain number of shares to be used for the Investment Agreement. Upon the effective date of the Company’s Registration Statement, the Company has the right to put (“Put Notice”) to the investor, for purchase, a certain amount of shares of the Company’s common stock. For each Put Notice, the number of shares shall be equal to one hundred and fifty percent of the average of the daily trading dollar volume of the Company’s common stock for the ten consecutive trading days immediately prior to the Put Notice, so long as such amount does not exceed an accumulative amount per month of $150,000, unless prior approval of the Investor.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 6 - CONVERTIBLE NOTE PAYABLE (continued)

In conjunction with Investment Agreement, the Company entered issued two promissory Notes to the Investor in the amounts of $46,000 and $55,000. Both promissory notes accrue interest at the rate of 10% per annum and are due six and seven months respectively from the effective date of the Company’s Registration Statement which was filed on May 17, 2016. This statement is not effective as of today. The first tranche of proceeds of $20,000 from the promissory note were used to pay the Company’s fees associated with the Investment Agreement. The proceeds from the $55,000 promissory note are to be used to pay the Company’s commitment fee to the Investor. The Investor did not advance the second tranche of the promissory note of $46,000 after the S1 was filed on May 16, 2016. Further review of the S1 by the Securities Exchange Commission has been set aside by the Company as it does not currently trade on the OTCQB marketplace. While the company may upgrade from the OTC Pink status at a cost of $12,500, it did not qualify to do so during the year ended January 31, 2017. A board decision on this matter is further complicated by the decision of our counsel to end their security practice in June of this year. The directors had chosen to discontinue matters pertaining to addressing the S1 comments for the time being. However, the directors did negotiate with the Investor and agreed to repay the original advance and applied interest for sum of $25,000 and the second promissory note for $55,000 has been extinguished as part of this agreement Management included a portion of the promissory note for $46,000 as a liability for October 31, 2016 as it was outstanding and interpreted as due on October 19, 2016. Management opted for the settlement of this note as discussed below.

The Conversion Option is not considered to be solely indexed to the Company’s own stock and, as such, recorded as a liability. While the first Promissory note for $46,000 was due October 16, 2016 and it was paid in November. The Promissory Note for $55,000 was not due until November 19, 2017 and was extinguished upon payment of first note.

Each convertible promissory note derivative liabilities have been measured at fair value at January 31, 2017 using a Black Scholes model. Since the Conversion Price contains an anti-dilution adjustment as well as a variable conversion price that is calculated as a discount to market, the probability that the Conversion Price of the Notes would decrease as the share price decreased was incorporated into the valuation calculation.

At November 15, 2016, the Convertible Promissory Note for $46,000 was paid in full. As such, the fair value of the conversion feature at January 31, 2017 is $0.

The inputs into the Black Scholes model were as follows related to valuation of this derivative during the year ending:

January 31, 2017
Closing share price	$0.0027 - 0.0149
Conversion price	$0.0006 - 0.00128
Risk free rate	0.20% - 0.29%
Expected volatility	183% - 324.92%
Dividend yield	0%
Expected life	.01 to 0.12years

Due to timing on the anticipated release of funds on this nonconvertible note, we obtained a short-term convertible loan from a nonrelated party, to assist with cash flow in the amount of $15,750; this was scheduled to be repaid within 60 days and no interest is due if repaid on time. The Company accepted a $15,750 bridge loan from the nonrelated party in September 23, 2016 and it was fully repaid on October 15, 2016 which prevented future interest becoming due.

The Company had executed a short-term lending arrangement with a non-related party. The effective date of the loan was May 1, 2015. The loan amount was $25,000, with interest at 5% per annum. The repayment date had been extended through to October 31, 2016 for the $25,000 loan. The note for $25,000 was sold in June after adding an allowance to facilitate a conversion to 2,500,000 free trading shares on May 27, 2016. The Directors agreed to approve the conversion of the note at $.01 (at a discount of $.006 creating a BCF of $15,000) and thereby extinguishing the debt upon completion of the sale.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 7 - NOTES PAYABLE

Noteholder 1

On August 12, 2016, we borrowed $26,000 from an investor, being a non-convertible note at 5% interest, as a short-term loan to facilitate cash flow. The loan became due December 31, 2017 and is currently in default.

On September 21, 2016, we borrowed $25,909 from an investor, being a non-convertible note at 5% interest, as a short-term loan to facilitate cash flow. The loan became due December 31, 2017 and is currently in default.

Noteholder 2

On November 20, 2014, the Company received $5,000 by way of an unsecured short-term loan from a non-related party for a term of nine months at 10% interest due upon repayment. The note payable and accrued interest was scheduled to be repaid on May 21, 2015. The Company was successful in obtaining an extension until December 31, 2015 upon making an interim renewal payment of $400. As of January 31, 2018, we are default under the loan agreement. Subsequently in April, $5,000 was repaid.

Noteholder 3

The Company had executed short-term lending arrangements with a non-related party. The effective dates of the loans are June 22, 2015, June 27, 2015 and September 22, 2015. The loan amounts are $3,000, $2,700 and $1,950, respectively, with interest accruing at 5% per annum. Repayment is in one lump sum due and payable on or before December 4, 2015 through January 31, 2016. The outstanding notes were extended to September and December 2016. The Company is currently in discussions with the lender to further extend the maturity date. Until such time that is completed, the note is considered past due.

Noteholder 4

One of the trader agreements included monthly compensation and to this end, part of the fees were paid in cash and then part of the fees were offset with a non-convertible note for $7,000 that was payable on or before June of 2017. The note was not paid and is now considered past due.

Noteholder 5

The Company entered into a stock transfer agency agreement dated November 19, 2014 with Pacific Stock Transfer. As part of the agreement, amounts owed to the Company’s previous stock transfer agent of $7,430 were paid by Pacific Stock Transfer, of which $2,189 is to be repaid to Pacific Stock Transfer by the Company in installments of $250 per month beginning on January 3, 2015. Interest at 5% per annum accrues on the unpaid balance of the loan for each month. As of January 31, 2018, we are not in default under this loan agreement as in August 2016 we renegotiated the terms for this loan and interest payment commenced in November 2016.

The following table summarizes all notes outstanding as of January 31, 2018 and 2017:

Holder			Carrying Value
Third Parties	Issue Date	Due Date	January 31, 2018	January 31, 2017
Noteholder 1a	8/12/2016	12/31/2017	26,000	26,000
Noteholder 1b	9/21/2016	12/31/2017	25,909	25,909
Noteholder 2	11/7/2014	12/31/2017	5,000	5,000
Noteholder 3a	6/17/2015	9/1/2016	3,000	3,000
Noteholder 3b	6/28/2015	9/1/2016	2,700	2,700
Noteholder 3c	9/22/2015	12/1/2016	1,950	1,950
Noteholder 4	6/15/2016	6/15/2017	7,000	7,000
Noteholder 5	8/11/2016	8/11/2018	3,140	5,060

Total Notes Payable			$74,699	$76,619

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 8 - FAIR VALUE MEASUREMENTS

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy.

The following table presents information about the Company’s liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of January 31, 2018 and January 31, 2017:

Fair value measured at January 31, 2017
	Total carrying value at January 31, 2016	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Assets:
Foreign currency investments	$14,681	$-	$-	$14,681

Liabilities:
Derivative liabilities	$-	$-	$-	$-

Fair value measured at January 31, 2018
	Total carrying value at January 31, 2017	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Assets:
Foreign currency investments	$15,122	$-	$-	$15,122

Liabilities:
Derivative liabilities	$-	$-	$-	$-

There were no transfers between Level 1, 2 or 3 during the years ended January 31, 2018 and 2017.

NOTE 9 - DERIVATIVE LIABILITIES

As discussed in Note 6 – Convertible Notes Payable, the Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to a variable conversion rate. The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. As a result of the variable conversion feature on this note, the related party notes 5a through 5e disclosed in Note 6 – Convertible Notes Payable were considered tainted. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value. The derivative liability is marked- to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change. The Company fair values the embedded derivative using the Black-Scholes option pricing model.

The fair value of the embedded derivatives for the note was determined using the Black-Scholes option pricing model based on the following assumptions during the fiscal year ending January 31, 2018: (1) dividend yield of 0%, (2) expected volatility ranging from 206 - 273%, (3) risk- free interest rate ranging from 1.01 – 1.25%, (4) expected life ranging from 0.23 – 0.38 of a year, and (5) estimated fair value of the Company’s common stock ranging from $0.0085 - $.019 per share. The instrument was fair valued on the date it became convertible, each conversion date and the period end date of January 31, 2018.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 9 - DERIVATIVE LIABILITIES (continued)

During the year ended January 31, 2018 $109,000 of debt discount was created by a derivative liability. Of that $87,087 was reclassified to equity upon conversion of the debt with the remaining $23,913 recorded as a gain of change in derivative liability.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company is required to file its annual and quarterly financial reports with SEDAR in Canada. Due to delays in filing its financial statements and other possible forms, the Company believes it may be subject to certain potentially significant penalties to be levied by the Alberta Securities Commission (ASC). These fines have now been stated to be CDN$10,120 or approximately US$7,500 as advised and invoiced by the ASC and have been accrued into the financial statements as of October 31, 2017. The Company is considering engaging its legal counsel to assist in reducing or eliminating these penalties and requests to file. Further correspondence has been delivered to the ASC after filing the 10-K for January 31, 2016. No further recent correspondence to report.

The Company had retained TESO Communications as its Investor Relations and Public Relations manager and under the agreement the Company may pay the invoice with cash or by issuing shares against the invoices submitted. The Directors opted to issue shares before the end of the initial agreement period of January 16, 2015 but the same were not yet issued. The agreement represented a cash payment of $25,000 or the issuance of 50,000 restricted common shares at the completion of the agreement which has been extended to May 15, 2016. No invoice has been presented to the Company and no shares have been issued to date. Management has not received any correspondence recently.

APT Systems, Inc. agrees to pay Apollo Games, Inc. the amount of $3,500 payable in the combination of $500 cash or check, $1,500 in preferred shares and $1,500 in common restricted shares of APT Systems, Inc. within 30 days of completion of this purchase agreement. Apollo Games, Inc. further agrees to provide marketing and administrative support for a period not less than three months from the date of the agreement first written above at the monthly rate of $1,820 beginning on October 1, 2017. Monthly rate to be paid in the combination of 50% common shares and 50% preferred shares of APT Systems or as otherwise mutually agreed by both parties in writing. As of January 31, 2018 all amounts to be settled in shares are recorded in accounts payable as the shares have not been issued. As of January 31, 2018, $10,280 is due and will be settled with 5,140 Series B Preferred Shares and 657,543 Common Shares.

NOTE 11 - STOCKHOLDERS’ DEFICIT

Preferred Shares

The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share.

During the quarter ending April 30, 2017, the directors signed a resolution to restructure the preferred shares. The preferred shares were changed to Preferred Series A shares with a par value of $.001 and the Series B preferred shares with a par value of $.001.

During the quarter ending January 31,2018, the directors signed a resolution to restructure the preferred shares and created Series C preferred shares with a par value of $0.001 and 750,000 shares authorized.

The Series A Preferred Stock has 2,000 votes per share and is convertible into shares of the Company’s common stock at a conversion ratio of 2,000 shares of common stock for each share of preferred stock. The Series A Preferred Stock has a liquidation preference equal to the original issue price.

The Series B Preferred Stock bears dividends (interest) at an annual rate of six percent (6%) payable annually and is convertible into shares of the Company’s common stock at a conversion price of 90% of the average closing sale price for the Company’s common stock for the two trading days prior to conversion. The Series B Preferred Stock may be redeemed by the Company at any time prior to conversion at its face amount plus accrued but unpaid dividends. The Series B Preferred Stock has a liquidation preference equal to the greater of (a) the value of the common shares into which it could be converted or (b) its face amount plus accrued but unpaid dividends. The Series B Preferred Stock is without voting rights except as required by the Delaware General Corporation Law.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 11 - STOCKHOLDERS’ DEFICIT (continued)

The Series C Preferred Stock bears dividends (interest) at an annual rate of six percent (12%) payable annually and is convertible into shares of the Company’s common stock at a conversion price of 70% of the average closing sale price for the Company’s common stock for the two trading days prior to conversion. The Series C Preferred Stock may be redeemed by the Company at any time prior to conversion at its face amount plus accrued but unpaid dividends. The Series C Preferred Stock has a liquidation preference equal to the greater of (a) the value of the common shares into which it could be converted or (b) its face amount plus accrued but unpaid dividends. The Series C Preferred Stock is without voting rights except as required by the Delaware General Corporation Law. The Series C designation was officially filed with the State of Delaware on June 13, 2018.

For the year ended January 31, 2018, total dividends applicable to Series B and C Preferred Stock was $2,963, respectively. The Company did not declare or pay any dividends in fiscal 2018. Although no dividends have been declared, the cumulative total of preferred stock dividends due to these stockholders upon declaration was $2,963 as of January 31, 2018.

The Company evaluated the Series B and C Preferred Stock and concluded that the redemption features qualify for temporary equity presentation in accordance with ASC 480-10-S99.

As of January 31, 2018 the Company sold 65,000 shares of Series B preferred shares and 32,500 shares of Series C preferred shares all at $1 per share.

During the year ending January 31, 2018 the Company issued 1,000,000 shares of Series A preferred shares to the current board of directors. Each preferred share gets 2,000 votes and is convertible into 2,000 shares of common stock. The preferred shares were valued at $868,654 and recorded as director compensation. The CEO received 920,000 of the Series A preferred shares and elected to forfeit the conversion feature.  The remaining 80,000 shares issued to the other two directors maintain all features including the conversion feature.

The fair value of the CEO’s shares were based on the control value, since they represent voting control of the Company. The other shares are valued based on the conversion rights, since they did not obtain voting control. The key inputs applied in the valuation include a common stock price of $0.0036 and total common shares outstanding of 271,943,387 on the issuance date. The conversion rights were valued by applying a relative fair value of the enterprise value assuming all instruments were converted while the voting control was valued by applying a control premium of 11.15% to the enterprise value.  The control premium was established based on comparable companies.

Common Shares

During the quarter ending April 30, 2017, the Company restructured its common shares by increasing authorized shares from 300,000,000 to 750,000,000 common shares with a par value of $.0001.

During the year ending January 31, 2018 the Company received proceeds of $97,500 for the issuance of 32,757,463 shares of common stock.

During the year ending January 31, 2018 the Company issued 8,832,530 shares of common stock in settlement of $15,000 of accounts payable. In conjunction with this settlement a loss of $11,497 was recognized.

During the year ending January 31, 2018, 11,800,000 shares of common stock were issued in settlement of the $1,180 stock payable.

During the year ending January 31, 2018 the Company issued 20,000,000 shares of common stock as settlement of a $10,000 note payable. A loss on settlement of $62,000 was recorded in conjunction with the settlement.

During the year ending January 31, 2018 the Company issued 10,582,057 shares of common stock as settlement of convertible notes payables.

During the year ending January 31, 2018 the Company has purchased 886,749 common shares from the market for $10,000 (average of $0.0113 per share) under the registered Buy Back plan that is in effect until January 31, 2018 and may be extended by the Directors. The Buy Back plan was approved by the board on October 3, 2017 and authorized the repurchase of up to 25,000,000 common shares.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 11 - STOCKHOLDERS’ DEFICIT (continued)

The Company issued 4,500,000 shares of common stock for services valued at $87,050.

During the year ending January 31, 2018 the CEO agreed to cancellation of 15,000,000 shares with for no consideration.

During the year ending January 31, 2017, the Company has retained three unrelated parties as Consultants to help develop investor awareness in the Company through varied campaigns that revolve around contacting known sophisticated investors through media outlets, newsletters, emails and direct telephone calls. The consultants are compensated in combination of cash and restricted common shares. In May and June, the Company issued 4,283,333 shares of its common stock for services rendered by unrelated third parties. This represents payments to invoices totaling $229,182.

On March 18, 2016, the directors approved 100,000 shares of the Company’s common stock be issued to Azur Universal Inc and were issued at $.65 per share as per the agreement signed July 8, 2014. The amount was recorded as deposit on software acquisition under other current assets.

On July 20, 2016, the directors approved 900,000 of the Company’s shares (book value of $26,100) be issued to Azur Universal Inc and were issued at $.029 cents per share to acquire the license rights and source code for the Global Trader software. The directors proceeded with purchasing the asset and declined to purchase the company at this time. The shares were issued in August and the license and rights have been acquired.

The Company was able to partially pay its debt obligations and the balance of the outstanding notes was repaid from conversion of shares. The Company issued 93,027,033 with a total value of $240,704 throughout the year.

During the year ended January 31, 2017, the Company entered into a convertible note with a beneficial conversion feature. The beneficial conversion feature was valued at $15,000 and was recorded as a debt discount.

On December 14, 2016, the Company issued 15,000,000 shares of it restricted common stock at the fair value of $57,000 to the CEO, Glenda Dowie, against accrued compensation.

On January 27, 2017, a consultant returned a certificate for 1,500,000 common shares used to secure an agreement with the Company when the parties mutually agreed the services sought were not provided to the full extent both anticipated. The total number of outstanding shares was adjusted accordingly.

Stock Options

The Company adopted the 2013 Equity Incentive Plan (the “Plan”) on January 31, 2012, reserving 5,500,000 shares for future issuances, of which a maximum of 2,500,000 may be issued as incentive stock options. The Plan provides for the issuance of non- statutory stock options or restricted stock to officers and employees, with an exercise price that is at least equal to the fair market value of the Company’s common stock on the date of grant. Vesting terms and the lives of the options are to be determined by the Board of Directors upon grant. As of January 31, 2018 and 2017, no options have been issued under this Plan.

NOTE 12 - INCOME TAXES

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely than not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carryforwards. Based upon Management’s evaluation, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the benefit derived from net operating loss carryforwards.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 12 - INCOME TAXES (continued)

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The Company does not have any uncertain tax positions.

The Company has net operating loss carryforwards of approximately $1,848,000 and $1,287,000 included in the deferred tax asset table below for 2018 and 2017, respectively. However, due to limitations of carryover attributes, it is unlikely the company will benefit from these NOL and thus Management has determined a 100% valuation reserved is required. The loss carryforwards will start to expire in 2031.

For U.S. purposes, the Company has not completed its evaluation of NOL utilization limitations under Internal Revenue Code, as amended (the “Code”) Section 382, change of ownership rules. If the Company has had a change in ownership, the NOL’s would be limited as to the amount that could be utilized each year, based on the Code.

The Company has not filed all prior year income tax returns, as Management has stated. Due to the Net Operating Losses incurred it is not expected that there is any material Income Taxes due Federally or in State and Local jurisdictions, but any minimum tax payments due are delinquent and penalty and interest on such payments continue to accrue. Management is aware of its obligation to file income tax returns in jurisdictions the Company has Nexus.

The provision for federal income tax consists of the following for the periods ending:

	January 31, 2018	January 31, 2017
Federal & State income tax benefit attributed to:	317,000	174,000
Net operating loss	$(199,000)	$-
Valuation allowance	(118,000)	(174,000)
Net benefit	$-	$-

The cumulative tax effect at the expected rate of 39.72% of significant items comprising our net deferred tax amount is as follows

	January 31, 2018	January 31, 2017
Deferred tax attributed:	628,000	438,000
Net operating loss carryover	$(240,000)	$-
Less: change in valuation allowance	(388,000)	(438,000)
Net deferred tax asset	$-	$-

In assessing the reliability of the deferred tax assets management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management’s analysis, the Company concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, the Company has established a full reserve against this asset.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. As of January 31, 2018 and 2017, the Company has no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. The tax years for 2010 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2018 AND 2017

NOTE 12 - INCOME TAXES (continued)

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, we revalued our ending net deferred tax assets at January 31, 2018, which were fully offset by a valuation allowance.

NOTE 13 - SUBSEQUENT EVENTS

The Company entered into a letter of intent to acquire a large active games portfolio in October 31, 2017 for its subsidiary Snapt Games Inc., sending out a press release at that time. The discussions continued as did due diligence. In order to facilitate the funding of acquisitions, the company provided a nominal deposit as it organized the financing. The deal is on hold as of the end of April, the seller was not satisfied with the timing and the splitting of down payment into two payments being made 30 days apart. The Company is looking for additional options to raise the lump sum demanded for the immediate future.

The Company did acquire a novelty app for $36,000 along with assuming the current average gross revenues of $12,500 per month. Apple deducts a 30% handling fee and there are modest marketing costs to maintain this income stream for Snapt Games. The Company is working on its third game app intended for release before the end of May 2018.

The Company entered into an agreement with an accredited investor on April 6, 2018 for a new convertible note for $150,000. The note is due and payable twelve months from the issuance date and bears interest at 8% per annum with an original issuance discount of $15,000 plus $2,500 of legal fees due at closing. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a penalty of 30%. Also noted, after 181 days from the issuance date, the Note becomes convertible into the shares of the Company’s common stock. The conversion rate is equal to the higher of $0.006 or 55% of the market price during the previous 12 trading days.

Part of the proceeds from the April 6th Note were used to pay down an existing note issued in September by half, being $35,000 and the company is negotiating further terms to continue to pay down the balance outstanding.

The Company entered into an agreement with Triton Funds LLC to provide equity funding to the Company under a registered offering. The Company has asked counsel to prepare the necessary S-1 for the $600,000 funding commitment at $0.01 per share. We hope to have this filed in May of 2018.

The Company issued 5,000,000 to Triton Fund LLC as a donation; the donation supports the initiative founded by undergraduates from the University of California, San Diego (UC San Diego) and provided a press release accordingly on April 30, 2018.

APT Systems, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

For the Quarter ending April 30, 2018

APT SYSTEMS, INC.
Consolidated Balance Sheets
(Unaudited)

	April 30, 2018	January 31, 2018

ASSETS

Current Assets
Cash and cash equivalents	$18,406	$46,700
Trading investments	15,785	15,122
Prepaid expenses and other current assets	4,566	5,268
Deferred offering costs	21,000	-
Total current assets	59,757	67,090

Other Assets
Software and website (net of $49,045 and $41,015 accumulated amortization, respectively)	149,247	108,777
Total other assets	149,247	108,777

Total Assets	$209,004	$175,867

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$166,421	$156,920
Accrued officer compensation	245,300	230,300
Convertible notes payable (net of discounts of $35,397 and $26,481)	340,603	229,519
Convertible notes payable - related party, current portion	26,276	26,276
Notes payable	69,699	74,699
Derivative liability	36,910	-
Total current liabilities	885,209	717,714

Total Liabilities	885,209	717,714

Series B and Series C Convertible Cumulative Preferred Stock; $0.001 par value	107,348	97,500

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.001 par value, 100,000,000 authorized
Preferred A stock $0.001 par value, 1,000,000 shares designated;
1,000,000 issued and outstanding as of April 30, 2018 and January 31, 2018	1,000	1,000
Common stock $0.0001 par value, 750,000,000 shares authorized;
317,724,086 shares issued and 316,837,337 shares outstanding as of April 30, 2018 and 302,724,086 shares issued and 301,837,337 outstanding as of January 31, 2018	31,773	30,273
Additional paid-in capital	2,150,271	2,135,619
Treasury Stock, 886,749 shares at cost as of April 30, 2018 and January 31, 2018	(10,000)	(10,000)
Accumulated deficit	(2,956,597)	(2,796,239)
Total Stockholders’ Deficit	(783,553)	(639,347)
Total liabilities and Stockholders’ Deficit	$209,004	$175,867

The accompanying notes are an integral part of these unaudited consolidated financial statements

APT SYSTEMS, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended	Three Months Ended
	April 30, 2018	April 30, 2017

Revenue
E-book sales	$65	$11
Total Revenue	65	11

Cost of Revenue	-	-

Gross Profit	65	11

Operating Expenses
Amortization	8,030	5,062
Compensation to officer and directors	15,000	15,000
General and administrative	77,526	63,986
Total Operating Expenses	100,556	84,048

Net Operating Loss	(100,491)	(84,037)

Other Income (Expense)
Other income	663	103
Loss on change in derivative liability	(11,910)	-
Interest expense and amortization of debt discount	(48,620)	(6,783)
Total Other Income (Expense)	(59,867)	(6,680)

Net Loss	(160,358)	(90,717)

Dividends Applicable to Preferred Stock	(2,075)	(246)
Accretion of Preferred Stock to Redemption Values	(4,810)	-

Net Loss Applicable to Common Stockholders	$(167,243)	$(90,963)

Net loss per common share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding:
Basic and diluted	311,644,541	238,566,153

The accompanying notes are an integral part of these unaudited consolidated financial statements

APT SYSTEMS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended	Three Months Ended
	April 30, 2018	April 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(160,358)	$(90,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	8,030	5,062
Gain on investments	(663)	(74)
Loss on change in derivative liability	11,910	-
Amortization of debt discount	33,584	1,657
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	702	17,141
Accounts payable and accrued expenses	9,501	27,416
Accrued officer compensation	15,000	15,000
Net cash used in operating activities	(82,294)	(24,515)

CASH FLOWS FROM INVESTING ACTIVITIES

Investment in software development	(48,500)	(900)
Net cash used in investing activities	(48,500)	(900)

CASH FLOWS FROM FINANCING ACTIVITIES

Payment of loan from director	-	(5,000)
Proceeds from convertible notes and short-term notes payable	132,500	-
Payments on convertible notes payable	(25,000)	-
Payments on notes payable	(5,000)	(660)
Proceeds from issuance of common and preferred shares	-	70,000
Net cash provided by financing activities	102,500	64,340

Net change in cash and cash equivalents	(28,294)	38,925

Cash and cash equivalents at beginning of period	46,700	7,713

Cash and cash equivalents at end of period	$18,406	$46,638

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for:
Interest	$11,234	$1,387
Income Taxes	$-	$-

Non-Cash Transactions
Common stock issued for stock payable	$-	$1,180
Common stock issued to settle notes payable	$5,000	$-
Payment of expenses by director	$-	$2,638
Common stock issued for deferred offering costs	$21,000	$-
Accretion of redemption value of preferred stock (Series B & Series C)	$9,848	$-
Debt discount created by derivative liability	$25,000	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2018 AND 2017

NOTE 1 - NATURE OF OPERATIONS

APT Systems, Inc. (“APT Systems”, “the Company”, “We” or “Us”) was incorporated in the State of Delaware on October 29, 2010 (“Inception”) to operate as a Fintech Company to engage in the creation of innovative and intuitive trading platforms, financial apps and visualization solutions for charting the financial markets. Utilizing real time and delayed data networks along with graphic techniques pioneered in the gaming industry, APT’s solutions can speak to the mobile needs to be demanded by the next generation of traders. While management works to deliver its mobile trading platforms, it also is strategically acquiring other compatible software or financial businesses which demonstrate strong growth potential. After we identify prospective acquisition opportunities we then continue with due diligence efforts that will and do include testing software performance and within funded external trading accounts as necessary. In this third quarter, the Company continued its development of separate native charting apps branded as KenCharts.

In the third quarter of fiscal 2017, the company launched a wholly owned Delaware subsidiary Snapt Games, Inc. on August 4, 2017. Management admires graphic techniques used in the gaming industry and wants to selectively introduce these to its charting tools and platforms. The company acquired its first game app for $3,500 and rebranded it Chick Chick Boom and in September released the app worldwide. In November, the company formally launched its second game called Hogg Wild.

On September 1, 2017, the Company formed and incorporated a second wholly owned subsidiary named RCPS Management, Inc. in Colorado. This company will concentrate on the development of payment and escrow systems under the brand Verifundr.

During the quarter ending April 30, 2018, the Company acquired a novelty app for $36,000. Apple deducts a 30% handling fee and there are modest marketing costs to maintain this income stream for Snapt Games. The Company analyzed the acquisition in accordance with ASC 805 and determined it to be a group of similar identifiable asset and as such is being accounted for as an asset acquisition. The Company is working on its third game app intended for release before the end of June 2018.

NOTE 2 - GOING CONCERN AND LIQUIDITY

As of April 30, 2018, the Company had cash of $18,406, insufficient revenue to meet its ongoing operating expenses, liabilities of $885,209, accumulated losses of $2,956,597 and a shareholders’ deficit of $783,553. The Company has not, as yet generated significant revenues as its key products are still under development.

The financial statements for the year ended April 30, 2018 have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans, loans from directors and, or, the sale of common stock. There is no assurance that this series of events will be satisfactorily completed.

These financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements of APT Systems have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the condensed financial statements not misleading. Operating results for the three month ended April 30, 2018 are not necessarily indicative of the final results that may be expected for the year ended January 31, 2019. For more complete financial information, these unaudited financial statements should be read in conjunction with the audited financial statements for the year ended January 31, 2018 included in our Form 10-K filed with the SEC. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2018 AND 2017

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassifications

Certain reclassifications have been made to the prior periods to conform to the current period presentation.

NOTE 4 - RELATED PARTY TRANSACTIONS

Effective November 1, 2013, the Company began to accrue a monthly salary of $5,000 per month for the CEO and President on an ongoing basis. Accrued officer compensation as of April 30, 2018 and January 31, 2018 was $245,300 and $230,300, respectively. As resolved, the accrued compensation will only be paid after January 1, 2018 as and when the directors decide the Company has sufficient liquidity to pay some, or all, of the amounts accrued in cash or by issuing shares. The President of the Company can also consider submitting a request to the Board of Directors for permission to convert some, or all, of her accrued compensation into shares of the Company’s common stock on payments due above of $170,300, but only after January 1, 2019. The share price considerations will be either the publicly quoted share price, when such a publicly quoted price is available; or equal to or above the last cash price the Company recorded for the sale of its common shares to third parties.

NOTE 5 – SOFTWARE AND WEBSITE

The Company has software that it uses for the development of certain mobile applications. The Company recorded amortization expense of $8,030 and 18,724 for the periods ended April 30, 2018 and January 31, 2018, respectively. No impairment was recorded for the periods ended April 30, 2018 and January 31, 2018.

	April 30, 2018	January 31, 2018
Charting software	$102,705	$102,705
Ken Chart Native Apps	57,507	45,007
Website	2,080	2,080
ThemeZone	36,000	-
	198,292	149,792
Accumulated amortization	(49,045)	(41,015)
Net book value	$149,247	$108,777

NOTE 6 - CONVERTIBLE NOTE PAYABLE

Noteholder 1

On January 8, 2014, the Company issued an unsecured convertible note to one investor (as that term is defined under the Securities Act of 1933, as amended) in the aggregate amount of $50,000. This convertible note accrues interest at the rate of 19% per annum and is convertible at $0.0001. The Company secured an initial extension of the convertible note to January 29, 2015 and subsequently obtained a further extension to December 31, 2016. The note has been reduced to $28,500 through the sales of part of the debt to unrelated third parties in prior periods as of January 31, 2018 and April 30, 2018.

The Company is currently in discussions with the lender to further extend the maturity date. The note has been verbally extended, we are working to document the extension in writing. Until such time as that is completed the note is considered past due.

During the quarter ending January 31, 2018, the noteholder sold $5,000 of this note to an unrelated party. During the quarter ending April 30, 2018, this note was converted to 10,000,000 shares of common stock.

On April 17, 2015, the Company received $5,000 by way of an unsecured short-term loan from a non-related party for a term of 60 days that was later extended until April 23, 2017. Principal and interest at 8% per annum accrued thereon are due and payable on April 23, 2017 and is further renewable. Also, the lender has the right to convert the principal and accrued interest into shares of the Company’s common stock at $0.01 cents. The Company is currently in discussions with the lender to further extend the maturity date. The note has been verbally extended, we are working to document the extension in writing. Until such time, as that is completed, the note is considered past due.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2018 AND 2017

NOTE 6 - CONVERTIBLE NOTE PAYABLE (continued)

Noteholder 2

On October 2, 2015, the Company received $12,500 by way of an unsecured short-term loan from a non-related party for a term of one year. Principal and interest at 8% per annum accrued thereon are due and payable on October 1, 2016. Also, the lender has the right to convert the principal and accrued interest into shares of the Company’s common stock. The conversion rate was equal to the fair market value of the Company’s common stock on the date of issuance or $0.20 per share. This loan has been extended until October 1, 2017. This note is currently in default and Management is working with the lender to resolve the best path to retire this debt.

On June 8, 2018, the Company entered into a note amendment to extend the maturity date of the note to July 7, 2018.  In addition, with the amendment, a payment of $750 was made towards the debt.

Noteholder 3

On August 28, 2017 the Company received proceeds of $44,500 related to a convertible note payable of $50,000. The note is due and payable twelve months from the issuance date and bears interest at 8% per annum with an original issuance discount of $5,500. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a scaled penalty ranging from 10% to 35% depending on the repayment date. Also noted, after 181 days from the issuance date, the Note is convertible into the shares of the Company’s common stock. The conversion rate is equal to 55% of the market price during the previous 10 trading days.

On February 25, 2018, due to the variable conversion feature the note conversion feature was bifurcated from the note and recorded as a derivative liability. The day one derivative liability was $73,612 resulting in a discount of $25,000 on the note payable and a day one loss of $48,612. In conjunction with this derivative liability other convertible instruments were evaluated for derivative liability treatment.

During the quarter ending April 30, 2018 a payment of $35,000 was made to the debt holder with $25,000 being applied to the principal balance and the remaining to fees related to a temporary agreement to remove the conversion feature from the instrument. The fees were included in interest expense on the Statement of Operations. As of April 30, 2018 the remaining balance is convertible in accordance with the terms of the original agreement.

Noteholder 4

The Company entered into an agreement on November 14, 2017 for a new convertible note for $155,000. The note is due and payable six months from the issuance date and bears interest at 0% per annum with an original issuance discount of $25,000 plus $5,000 of legal fees due at closing. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a penalty of 25%. Also noted, after 181 days from the issuance date, the Note is convertible into the shares of the Company’s common stock. The conversion rate is equal to 55% of the market price during the previous 15 trading days.

On May 14, 2018, the Company amended this agreement to extend the maturity date to July 14, 2018 and was charged a few of $11,000 that was added to the convertible note balance.

Subsequently, on May 18, 2018 the holder opted to convert $15,000 of debt into 5,928,854 shares of common stock in accordance with the terms of the extended agreement and provided its request with documents to the transfer agent on May 31, 2018.

Noteholder 5

The Company had executed three lending arrangements with a related party, affiliated to the CEO of the company. The effective dates of the loans are November 24, 2015, December 8, 2015 and January 14, 2016. The loan amounts are $3,000, $16,121 and $1,500, respectively, with interest accruing at 5% per annum. Repayment is in one lump sum due and payable on or before December 31, 2018, December 31, 2018 and January 31, 2019, respectively.

The Company has executed two additional notes with the same related party. The effective dates of the additional loans are March 10, 2016 and March 15, 2016. The loan amounts are $2,770 and $2,885, respectively, with interest accruing at 5% per annum. Repayment is in one lump sum due and payable on or before January 31, 2019. All notes are convertible, at the holder’s request, into shares of the Company’s common stock at the rate of $9.50 per share.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2018 AND 2017

NOTE 6 - CONVERTIBLE NOTE PAYABLE (continued)

As of April 30, 2018 and January 31, 2018 and 2017, $26,276 was outstanding.

Noteholder 6

The Company entered into an agreement with an accredited investor on April 4, 2018 for a new convertible note for $150,000. The note is due and payable twelve months from the issuance date and bears interest at 8% per annum with an original issuance discount of $15,000 plus $2,500 of legal fees due at closing. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a penalty up to 50% depending on the timing. Also noted, after 181 days from the issuance date, the Note becomes convertible into the shares of the Company’s common stock. The conversion rate is equal to the lower of $0.006 or 55% of the market price during the previous 12 trading days.

Summary

The following table summarizes all convertible notes outstanding as of April 30, 2018 and January 31, 2018:

Holder			Carrying Value
Third Parties	Issue Date	Due Date	April 30, 2018	January 31, 2018
Noteholder 1a	1/8/2014	Past Due	$28,500	$28,500
Noteholder 1b	4/23/2015	Past Due	5,000	5,000
Noteholder 1c	11/27/2017	Past Due	-	5,000
Noteholder 2	10/2/2015	Past Due	12,500	12,500
Noteholder 3	8/28/2017	8/28/2018	25,000	50,000
Noteholder 4	11/14/2017	5/14/2018	155,000	155,000
Noteholder 6	4/4/2018	4/4/2019	150,000	-
Related Parties
Noteholder 5a	11/23/2015	12/31/2018	3,000	3,000
Noteholder 5b	12/8/2015	12/31/2018	16,121	16,121
Noteholder 5c	1/12/2016	1/31/2019	1,500	1,500
Noteholder 5d	3/10/2016	1/31/2019	2,770	2,770
Noteholder 5e	3/15/2016	1/31/2019	2,885	2,885
Total Convertible Notes Payable			402,276	282,276
Less: net discount on convertible notes payable			(35,397)	(26,481)
Less, current portion			(366,879)	(255,795)
Long term portion of convertible notes payable			$-	$-

NOTE 7 - NOTES PAYABLE

Noteholder 1

On August 12, 2016, we borrowed $26,000 from an investor, being a non-convertible note at 5% interest, as a short-term loan to facilitate cash flow. The loan became due December 31, 2017 and is currently in default.

On September 21, 2016, we borrowed $25,909 from an investor, being a non-convertible note at 5% interest, as a short-term loan to facilitate cash flow. The loan became due December 31, 2017 and is currently in default.

Noteholder 2

On November 20, 2014, the Company received $5,000 by way of an unsecured short-term loan from a non-related party for a term of nine months at 10% interest due upon repayment. The note payable and accrued interest was scheduled to be repaid on May 21, 2015. The Company was successful in obtaining an extension until December 31, 2015 upon making an interim renewal payment of $400. As of January 31, 2018, we are default under the loan agreement. The note was paid back during the quarter ending April 30, 2018.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2018 AND 2017

NOTE 7 - NOTES PAYABLE (continued)

Noteholder 3

The Company had executed short-term lending arrangements with a non-related party. The effective dates of the loans are June 22, 2015, June 27, 2015 and September 22, 2015. The loan amounts are $3,000, $2,700 and $1,950, respectively, with interest accruing at 5% per annum. Repayment is in one lump sum due and payable on or before December 4, 2015 through January 31, 2016. The outstanding notes were extended to September and December 2016. The Company is currently in discussions with the lender to further extend the maturity date. Until such time that is completed, the note is considered past due.

Noteholder 4

One of the trader agreements included monthly compensation and to this end, part of the fees were paid in cash and then part of the fees were offset with a non-convertible note for $7,000 that was payable on or before June of 2017. The note was not paid and is now considered past due.

Noteholder 5

The Company entered into a stock transfer agency agreement dated November 19, 2014 with Pacific Stock Transfer. As part of the agreement, amounts owed to the Company’s previous stock transfer agent of $7,430 were paid by Pacific Stock Transfer, of which $2,189 is to be repaid to Pacific Stock Transfer by the Company in installments of $250 per month beginning on January 3, 2015. Interest at 5% per annum accrues on the unpaid balance of the loan for each month. As of January 31, 2018, we are not in default under this loan agreement as in August 2016 we renegotiated the terms for this loan and interest payment commenced in November 2016. As of April 30, 2018 and January 31, 2018 the balance due was $3,140.

The following table summarizes all notes outstanding as of April 30, 2018 and January 31, 2018:

Holder			Carrying Value
Third Parties	Issue Date	Due Date	April 30, 2018	January 31, 2018
Noteholder 1a	8/12/2016	Past Due	$26,000	$26,000
Noteholder 1b	9/21/2016	Past Due	25,909	25,909
Noteholder 2	11/7/2014	Past Due	-	5,000
Noteholder 3a	6/17/2015	Past Due	3,000	3,000
Noteholder 3b	6/28/2015	Past Due	2,700	2,700
Noteholder 3c	9/22/2015	Past Due	1,950	1,950
Noteholder 4	6/15/2016	Past Due	7,000	7,000
Noteholder 5	8/11/2016	8/11/2018	3,140	3,140
Total Notes Payable			$69,699	$74,699

NOTE 8 - DERIVATIVE LIABILITIES

As discussed in Note 6 – Convertible Notes Payable, the Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to a variable conversion rate. The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. As a result of the variable conversion feature on this note, the related party notes 5a through 5e disclosed in Note 6 – Convertible Notes Payable were considered tainted. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value. The derivative liability is marked- to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change. The Company fair values the embedded derivative using the Black-Scholes option pricing model.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2018 AND 2017

NOTE 8 - DERIVATIVE LIABILITIES (continued)

The fair value of the embedded derivatives for the note was determined using the Black-Scholes option pricing model based on the following assumptions during the three months ended April 30, 2018: (1) dividend yield of 0%, (2) expected volatility ranging from 198% - 210%, (3) risk- free interest rate ranging from 1.67 – 1.87%, (4) expected life ranging from 0.33 – .50 of a year, and (5) estimated fair value of the Company’s common stock ranging from $0.0049 - $.0095 per share. The instrument was fair valued on the date it became convertible, each conversion date and the period end date of April 30, 2018.

The table below presents the change in the fair value of the derivative liability during the three months ending April 30, 2018:

Fair value as of January 31, 2018	$-
Fair value on the date of issuance recorded as a debt discount	25,000
Fair value on the date of issuance recoded as a loss on derivatives	48,612
Gain on change in fair value of derivatives	(36,702)
Fair value as of April 30, 2018	$36,910

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company is required to file its annual and quarterly financial reports with SEDAR in Canada. Due to delays in filing its financial statements and other possible forms, the Company believes it may be subject to certain potentially significant penalties to be levied by the Alberta Securities Commission (ASC). These fines have now been stated to be CDN$10,120 or approximately US$7,500 as advised and invoiced by the ASC and have been accrued into the financial statements as of October 31, 2017. The Company is considering engaging its legal counsel to assist in reducing or eliminating these penalties and requests to file. Further correspondence has been delivered to the ASC after filing the 10-K for January 31, 2016.

The Company had retained TESO Communications as its Investor Relations and Public Relations manager and under the agreement the Company may pay the invoice with cash or by issuing shares against the invoices submitted. The Directors opted to issue shares before the end of the initial agreement period of January 16, 2015 but the same were not yet issued. The agreement represented a cash payment of $25,000 or the issuance of 50,000 restricted common shares at the completion of the agreement which has been extended to May 15, 2016. No invoice has been presented to the Company and no shares have been issued to date. Management has not received any correspondence recently.

APT Systems, Inc. agrees to pay Apollo Games, Inc. the amount of $3,500 payable in the combination of $500 cash or check, $1,500 in preferred shares and $1,500 in common restricted shares of APT Systems, Inc within 30 days of completion of this purchase agreement. Apollo Games, Inc. further agrees to provide marketing and administrative support for a period not less than three months from the date of the agreement first written above at the monthly rate of $1,820 beginning on October 1, 2017. Monthly rate to be paid in the combination of 50% common shares and 50% preferred shares of APT Systems or as otherwise mutually agreed by both parties in writing. As of April 30, 2018 all amounts to be settled in shares are recorded in accounts payable as the shares have not been issued. As of April 30, 2018, $15,740 is due and will be settled with 5,140 Series B Preferred Shares and 657,543 Common Shares.

NOTE 10 - STOCKHOLDERS’ DEFICIT

Common Shares

The Company entered into an agreement with Triton Funds LLC to provide equity funding to the Company under a registered offering. The Company has asked counsel to prepare the necessary S-1 for the $600,000 funding commitment at $0.01 per share.

The Company issued 5,000,000 to Triton Fund LLC as a donation; the donation supports the initiative founded by undergraduates from the University of California, San Diego (UC San Diego) and provided a press release accordingly on April 30, 2018. The share issuance was recorded as deferred offering cost and valued at $21,000.

During the three months ending April 30, 2018 the Company issued 10,000,000 shares to settle $5,000 in convertible notes payable.

APT SYSTEMS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2018 AND 2017

NOTE 10 - STOCKHOLDERS’ DEFICIT (continued)

Preferred Shares

The directors signed a resolution to restructure the preferred shares and created Series B preferred shares with a par value of $0.001 and 1,000,000 shares authorized. The Series B Preferred Stock bears dividends (interest) at an annual rate of six percent (6%) payable annually and is convertible into shares of the Company’s common stock at a conversion price of 90% of the average closing sale price for the Company’s common stock for the two trading days prior to conversion. If insufficient shares are available the Company is required to redeem the shares for cash. The cash redemption price for Series B preferred shares will be face value plus 6% plus accrued dividends. The Series B Preferred Stock may be redeemed by the Company at any time prior to conversion at its face amount plus accrued but unpaid dividends. The Series B Preferred Stock has a liquidation preference equal to the greater of (a) the value of the common shares into which it could be converted or (b) its face amount plus accrued but unpaid dividends. The Series B Preferred Stock is without voting rights except as required by the Delaware General Corporation Law.

During the quarter ending January 31, 2018, the directors signed a resolution to restructure the preferred shares and created Series C preferred shares with a par value of $0.001 and 750,000 shares authorized. The Series C Preferred Stock bears dividends (interest) at an annual rate of twelve percent (12%) payable annually and is convertible into shares of the Company’s common stock at a conversion price of 70% of the average closing sale price for the Company’s common stock for the two trading days prior to conversion. If insufficient shares are available the Company is required to redeem the shares for cash. The cash redemption price for Series C preferred shares will be face value plus 12% plus accrued dividends. The Series C Preferred Stock may be redeemed by the Company at any time prior to conversion at its face amount plus accrued but unpaid dividends. The Series C Preferred Stock has a liquidation preference equal to the greater of (a) the value of the common shares into which it could be converted or (b) its face amount plus accrued but unpaid dividends. The Series C Preferred Stock is without voting rights except as required by the Delaware General Corporation Law.

The Series C designation was officially filed with the State of Delaware on June 13, 2018.

As of January 31, 2018 the Company sold 65,000 shares of Series B preferred shares and 32,500 shares of Series C preferred shares all at $1 per share. No shares were sold during the quarter ending April 30, 2018.

For the three months ended April 30, 2018 and 2017, total dividends applicable to Series B and C Preferred Stock was $2,075 and 246, respectively. The Company did not declare or pay any dividends in fiscal 2019. Although no dividends have been declared, the cumulative total of preferred stock dividends due to these stockholders upon declaration was $5,038 as of April 30, 2018.

For the three months ended April 30, 2018, the carrying value of the Series B and Series C was increased $7,256 and $2,592, respectively to reflect the possible cash redemption value to reflect accrued dividends (even if undeclared) and the cash redemption premium. The carrying value of the Series B preferred shares was $72,256 and $65,000 as of April 30, 2018 and January 31, 2018.  The carrying value of the Series C preferred shares was $35,092 and $32,500 as of April 30, 2018 and January 31, 2018.

The Company evaluated the Series B and C Preferred Stock and concluded that the redemption features qualify for temporary equity presentation in accordance with ASC 480-10-S99.

Stock Options

The Company adopted the 2013 Equity Incentive Plan (the “Plan”) on January 31, 2012, reserving 5,500,000 shares for future issuances, of which a maximum of 2,500,000 may be issued as incentive stock options. The Plan provides for the issuance of non- statutory stock options or restricted stock to officers and employees, with an exercise price that is at least equal to the fair market value of the Company’s common stock on the date of grant. Vesting terms and the lives of the options are to be determined by the Board of Directors upon grant. As of April 30, 2018 no options have been issued under this Plan.

NOTE 11 - SUBSEQUENT EVENTS

The Company entered into a letter of intent to acquire a large active games portfolio on October 31, 2017 for its subsidiary Snapt Games Inc, sending out a press release at that time. The discussions continued as did due diligence. In order to facilitate the funding of acquisitions, the company provided a nominal deposit as it organized the financing. The deal is on hold as of the end of April, the seller was not satisfied with the timing and the splitting of down payment into two payments being made 30 days apart. The Company is looking for additional options to raise the lump sum demanded for the immediate future.

The company took on further loan of $43,000 in the form of a convertible note on May 18, 2018 with unrelated parties and received funds on May 24. The note is due and payable nine months from the issuance date and bears interest at 8% per annum with an original issuance discount of $3,000. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a scaled penalty ranging from 17% to 42% depending on the repayment date. Also noted, 180 days after funding the, the Note becomes convertible. Once the conversion terms are effective the note is convertible into shares at the greater of $0.00008 or 58% of the market value as calculated per the agreement.

The company took on further loan of $63,000 in the form of a convertible note on June 15, 2018 with unrelated parties and received funds on June 20. The note is due and payable nine months from the issuance date and bears interest at 8% per annum with an original issuance discount of $3,000. If the Note is paid off prior to the due date, the Company is required to pay the face amount plus a scaled penalty ranging from 17% to 42% depending on the repayment date. Also noted, 180 days after funding the, the Note becomes convertible. Once the conversion terms are effective the note is convertible into shares at the greater of $0.00008 or 58% of the market value as calculated per the agreement.

In May 2018 the Company entered into an agreement with a consultant who is to provide strategic advice. The agreement is for an initial term of one year with a monthly fee of $8,000 payable in cash and preferred shares as mutually agreed.

On June 8, 2018, the Company entered into a six month consulting agreement with Regal Consulting LLC, organized under the laws of Delaware, for corporate communications services aiding the Company to introduce planned and varied fintech platforms. Compensation to Regal includes 15,000,000 restricted common shares. The shares are fully earned by Regal Consulting LLC upon signing the agreement. As of today, the shares have not been physically issued.

APT SYSTEMS, INC.

65,000,000 SHARES OF COMMON STOCK

OFFERED BY SELLING STOCKHOLDER

The Date of This Prospectus is July 5, 2018

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$80.93
Legal expenses	$5,000.00	*
Accounting expenses	$10,500.00	*
Miscellaneous	$3,000.00	*
Total	$18,580.93	*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Common Stock

During the year ending January 31, 2018 the Company received proceeds of $97,500 for the issuance of 32,757,463 shares of common stock.

During the year ending January 31, 2018 the Company issued 8,832,530 shares of common stock in settlement of $15,000 of accounts payable. In conjunction with this settlement a loss of $11,497 was recognized.

During the year ending January 31, 2018, 11,800,000 shares of common stock were issued in settlement of the $1,180 stock payable.

During the year ending January 31, 2018 the Company issued 20,000,000 shares of common stock as settlement of a $10,000 note payable. A loss on settlement of $62,000 was recorded in conjunction with the settlement.

During the year ending January 31, 2018 the Company issued 10,582,057 shares of common stock as settlement of convertible notes payables.

The Company issued 5,000,000 to Triton Fund LLC as a donation; the donation supports the initiative founded by undergraduates from the University of California, San Diego (UC San Diego) and provided a press release accordingly on April 30, 2018. The share issuance was recorded as deferred offering cost and valued at $21,000.

During the three months ending April 30, 2018 the Company issued 10,000,000 shares to settle $5,000 in convertible notes payable.

The Company issued 4,500,000 shares of common stock for services valued at $87,050.

Convertible Notes

During the year ending January 31, 2018 the Company issued 20,000,000 shares of common stock as settlement of a $10,000 note payable. A loss on settlement of $62,000 was recorded in conjunction with the settlement.

During the year ending January 31, 2018 the Company issued 10,582,057 shares of common stock as settlement of convertible notes payables.

In connection with the foregoing, we relied upon the exemption from registration provided under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Item 16. Exhibits.

Exhibit	Description
Number

3.1	Articles of Incorporation of the Company (Incorporated by Reference to Registration Statement on Form S-1 filed May 23, 2012)

3.2	Certificate of Amendment to Articles of Incorporation filed March 9, 2017 with the Delaware Secretary of State. (Incorporated by reference to Form 8-K filed March 21, 2017).

3.3	Certificate of Designation of Series A Preferred Stock filed March 10, 2017 with the Delaware Secretary of State. (Incorporated by reference to Form 8-K filed March 21, 2017).

3.4	Certificate of Designation of Series B Preferred Stock filed March 10, 2017 with the Delaware Secretary of State. (Incorporated by reference to Form 8-K filed March 21, 2017)

3.5	Bylaws of the Company (Incorporated by Reference to Registration Statement on Form S-1 filed May 23, 2012)

4.1	APT Systems, Inc. 2012 Equity Incentive Plan (Incorporated by Reference to Registration Statement on Form S-1 filed May 23, 2012)

4.2	19% Convertible Note dated January 8, 2014 (Incorporated by Reference to Annual Report on Form 10K for the year ended January 31, 2014, on May 29, 2014)

5.1	Opinion of Frederick C. Bauman, Attorney (Incorporated by Reference to Registration Statement on Form S-1 filed June 25, 2018)

10.1	Equity Purchase Agreement dated April 9, 2018 between Triton Funds LP and the Company.*

21	Subsidiaries (Incorporated by Reference to Registration Statement on Form S-1 filed June 25, 2018)

23.1	Consent of MaloneBailey, LLP*

23.2	Consent of Frederick C. Bauman, Attorney (included in Exhibit 5.1)

23.3	Consent of RBSM LLP*

EX-101.INSXBRL Instance Document **

EX-101.SCHXBRL Taxonomy Extension Schema Document **

EX-101.CALXBRL Taxonomy Extension Calculation Linkbase **

EX-101.DEFXBRL Taxonomy Extension Definition Linkbase **

EX-101.LABXBRL Taxonomy Extension Labels Linkbase **

EX-101.PREXBRL Taxonomy Extension Presentation Linkbase **

* Filed herewith.

** To be filed by amendment.

Item 17. Undertakings.

1.The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.In so far as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on July 5, 2018.

APT Systems, Inc.

By: /s/ Glenda Dowie

Glenda Dowie,

President and Chief Executive Officer

(Principal Executive Officer)

By: /s/ Carl Hussey

Carl Hussey,

Chief Financial Officer and Director

(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Glenda Dowie	President, Chief Executive Officer and Director	July 5, 2018
Glenda Dowie	Title	Date
/s/ Joseph Gagnon	Secretary, Chief Technology Officer and Director	July 5, 2018
Joseph Gagnon	Title	Date
/s/ Carl Hussey	Treasurer, Chief Financial Officer and Director	July 5, 2018
Carl Hussey	Title	Date